Exhibit 24


                           SECURITYHOLDERS' AGREEMENT



                                      among



                         RCBA STRATEGIC PARTNERS, L.P.,

                        BLUM STRATEGIC PARTNERS II, L.P.

                          FS EQUITY PARTNERS III, L.P.,

                     FS EQUITY PARTNERS INTERNATIONAL, L.P.,

                            THE KOLL HOLDING COMPANY,

                 CALIFORNIA PUBLIC EMPLOYEES' RETIREMENT SYSTEM,

                               FREDERIC V. MALEK,

                          DLJ INVESTMENT FUNDING, INC.,

                     CREDIT SUISSE FIRST BOSTON CORPORATION,

                            THE MANAGEMENT INVESTORS,

                        CB RICHARD ELLIS SERVICES, INC.,

                                       and

                               CBRE HOLDING, INC.



                            Dated as of July 20, 2001

                                TABLE OF CONTENTS
                                                                           PAGE


I       INTRODUCTORY MATTERS...................................................1
        1.1.   Defined Terms...................................................1

II      TRANSFERS.............................................................10
        2.1.   Limitations on Transfer........................................10
        2.2.   Right of First Offer...........................................12
        2.3.   Certain Permitted Transfers....................................13
        2.4.   Tag-Along Rights...............................................14
        2.5.   Drag-Along Rights..............................................15
        2.6.   Participation Right............................................16

III     REGISTRATION RIGHTS...................................................17
        3.1.   Demand Registration............................................17
        3.2.   Piggyback Registrations........................................19
        3.3.   Expenses of Registration.......................................20
        3.4.   Effective Registration Statement...............................21
        3.5.   Selection of Counsel...........................................21
        3.6.   Obligations of the Company.....................................21
        3.7.   Termination of Registration Rights.............................24
        3.8.   Delay of Registration; Furnishing Information..................25
        3.9.   Indemnification................................................25
        3.10.  Assignment of Registration Rights..............................27
        3.11.  Amendment of Registration Rights...............................27
        3.12.  Limitation on Subsequent Registration Rights...................28
        3.13.  "Market Stand-Off" Agreement; Agreement to Furnish Information.28
        3.14.  Rule 144 Reporting.............................................29

IV      GOVERNANCE............................................................29
        4.1.   The Board Prior to an Initial Public Offering..................29
        4.2.   The Board Subsequent to an Initial Public Offering.............32
        4.3.   Observers......................................................32
        4.4.   Advisors.......................................................33
        4.5.   Voting.........................................................34
        4.6.   General Consent Rights.........................................35
        4.7.   Consent Rights of FS Director..................................35
        4.8.   Board of Directors of CBRE.....................................37

V       OTHER AGREEMENTS......................................................37
        5.1.   Financial Information..........................................37
        5.2.   Inspection Rights..............................................37
        5.3.   Confidentiality of Records.....................................37
        5.4.   Indemnification................................................38

                                      TABLE OF CONTENTS
                                         (CONTINUED)
                                                                            PAGE

VI      MISCELLANEOUS.........................................................40
        6.1.   Additional Securities Subject to Agreement.....................40
        6.2.   Term...........................................................40
        6.3.   Notices........................................................41
        6.4.   Further Assurances.............................................43
        6.5.   Non-Assignability..............................................43
        6.6.   Amendment; Waiver..............................................44
        6.7.   Third Parties..................................................45
        6.8.   Governing Law..................................................45
        6.9.   Specific Performance...........................................45
        6.10.  Entire Agreement...............................................45
        6.11.  Titles and Headings............................................45
        6.12.  Severability...................................................45
        6.13.  Counterparts...................................................46
        6.14.  Ownership of Shares............................................46
        6.15.  BLUM Affiliates................................................46


                                       -ii-

          SECURITYHOLDERS' AGREEMENT, dated as of July 20, 2001 (this "Agreement"), among (i) CB Richard Ellis Services, a Delaware corporation ("CBRE") and CBRE Holding, Inc. (the "Company"), (ii) RCBA Strategic Partners, L.P., a Delaware limited partnership (together with its successors, "BLUM"),
(iii) Blum Strategic Partners II, L.P., a Delaware limited partnership and Affiliate (as defined below) of BLUM (together with its successors, "Blum Strategic" and collectively with BLUM, the "BLUM Funds"), (iv) FS Equity Partners III, L.P., a Delaware limited partnership ("FSEP"), and FS Equity Partners International, L.P., a Delaware limited partnership ("FSEP International," and together with FSEP and their respective successors, the "FS Entities"), (v) DLJ Investment Funding, Inc. ("DLJ") and Credit Suisse First Boston Corporation ("CSFB" and together with DLJ, the "Note Investors"), (vi) California Public Employees' Retirement System (together with its successors, "CalPERS"), (vii) The Koll Holding Company, a California corporation (together with its successors, "Koll"), Frederic V. Malek ("MALEK", and together with CalPERS and Koll, the "Other Non-management Investors"), and (viii) the individuals identified on the signature pages hereto as "Management Investors" (together, the "Management Investors"; collectively with the FS Entities, the Note Investors and the Other Non-Management Investors, the "Non-BLUM Investors").

                                    RECITALS:

          A. CBRE, the Company and BLUM CB Corp., a Delaware Corporation ("Newco"), are parties to an Amended and Restated Agreement and Plan of Merger, dated as of May 31, 2001 (the "Merger Agreement"), pursuant to which, among other things, Newco merged with and into CBRE on the date hereof (the "Merger") and CBRE became a wholly-owned subsidiary of the Company;

          B. As a result of the Merger, on the date hereof, BLUM is the largest holder of the outstanding shares of Common Stock (as defined below) and the Non-BLUM Investors also hold outstanding shares of the Common Stock; and

          C. The parties hereto wish to provide for certain matters relating to their respective holdings of the Common Stock.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

I    INTRODUCTORY MATTERS

     1.1. DEFINED TERMS.
          -------------

          The following terms have the following meanings when used herein with initial capital letters:

               "Advisory Services" has the meaning set forth in Section 4.4.

               "Affiliate" means, with respect to any Person, any Person that directly or indirectly controls, is controlled by or is under common control with, such Person. As used in this definition of "Affiliate" and the definition of "Subsidiary," "control" (including, with correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. Notwithstanding anything to the contrary stated herein, the Company shall not be considered an Affiliate of any Securityholder.

               "Agreement" means this Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

               "Anti-dilution Agreement" means the Anti-Dilution Agreement, dated as of July 20, 2001, among the Company and the Note Investors, as amended, supplemented or otherwise modified from time to time.

               "Approved Sale" has the meaning set forth in Section 2.5(c).

               "Assumption Agreement" means an agreement in the form attached hereto as EXHIBIT A whereby a transferee of Restricted Securities becomes a party to, and agrees to be bound by, the terms of this Agreement in the manner set forth in Section 6.5 hereto.

               "BLUM" has the meaning set forth in the Preamble.

               "BLUM Directors" has the meaning set forth in Section 4.1(c)(i).

               "BLUM Funds" has the meaning set forth in the Preamble.

               "BLUM Holder" means (i) BLUM, (ii) Blum Strategic and (iii) any Person to whom BLUM or Blum Strategic Transfers Registrable Securities (but only to the extent of the Registrable Securities acquired from BLUM or Blum Strategic) and, in the case of clause (iii), which Person becomes bound by the provisions of this Agreement in the manner set forth in Section 6.5 hereto.

               "BLUM Sale" has the meaning set forth in Section 2.4(a).

               "Board" means the Board of Directors of the Company.

               "Bylaws" means the Bylaws of the Company as of the Closing, as the same may be amended from time to time.

               "Cause" has the meaning set forth in Section 4.1(j).

               "CBRE" has the meaning set forth in the Preamble.

               "Certificate of Incorporation" means the Certificate of Incorporation of the Company as of the Closing, as the same may be amended from time to time.

               "Claim Notice" has the meaning set forth in Section 5.4(b).

               "Class A Common Stock" means Class A common stock, par value $.01 per share, of the Company.

               "Class B Common Stock" means Class B common stock, par value $.01 per share, of the Company.

               "Class B Securityholder" means any Securityholder that beneficially owns shares of Class B Common Stock.

               "Closing" means the Closing of the Merger.

               "Common Stock" means Class A Common Stock and Class B Common Stock, collectively.

               "Company" has the meaning set forth in the Preamble.

               "Consolidated EBITDA" means, for any period, the consolidated net income of the Company and its subsidiaries for such period as set forth in the consolidated financial statements of the Company, plus the following of the Company and its subsidiaries to the extent deducted in calculating such consolidated net income: (i) consolidated interest expense, (ii) consolidated income tax expense, (iii) consolidated depreciation expense and (iv) consolidated amortization expenses. (v) any non-recurring fees, expenses or charges related to any equity issuance, investment or acquisition or incurrence of Indebtedness, in an amount not exceeding $5,000,000 for all such non-recurring fees, expenses and charges, (vi) any non-recurring charges that are associated with the CBRE 2001 Cost Reduction Plan announced prior to the Closing and implemented within 90 days thereafter, in an aggregate amount not exceeding $4,000,000, and (vii) all other non-cash losses, expenses and charges of the Company and its consolidated subsidiaries (excluding (x) the write-down of current assets and (y) any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period) and minus (b) without duplication (i) all cash payments made during such period on account of reserves, restructuring charges and other non-cash charges added to consolidated net income pursuant to clause (a)(vi) above in a previous period and (ii) to the extent included in determining such consolidated net income, any extraordinary gains for such period, all determined on a consolidated basis in accordance with GAAP. For purposes of calculating Consolidated EBITDA for any period that includes the fiscal quarters ended March 31, 2001, or June 30, 2001, pro forma effect shall be given to the CBRE 2001 Cost Reduction Plan (to the extent implemented but without duplication) as if such plan (to the extent implemented) had been implemented January 1, 2001.

               "Contribution Agreement" means that certain Amended and Restated Contribution and Voting Agreement, dated as May 31, 2001, among CBRE Holding, Inc., BLUM CB Corp., RCBA Strategic Partners, L.P., FS Equity Partners III, L.P., FS Equity Partners International, L.P., Wirta, White and the other investors who are signatories thereto.

               "DLJ Investors" means (i) DLJ, (ii) any Person to whom DLJ Transfers Registrable Securities (but only to the extent of the Registrable Securities acquired from DLJ) and, in the case of clause
          (ii), which Person becomes bound by the provisions of this Agreement in the manner set forth in Section 6.5 hereto.

               "Drag-along Notice" has the meaning set forth in Section 2.5(b).

               "Dragging Party" has the meaning set forth in Section 2.5(a).

               "Equity Securities" means (i) any Common Stock or other equity security of the Company, (ii) any security convertible, with or without consideration, into Common Stock or any other equity security of the Company (including any option or other right to purchase or acquire such a convertible security) and (iii) any option, warrant or other right to purchase or acquire Common Stock or any other equity security of the Company.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

               "Fair Market Value" means (i) with respect to cash consideration, the total amount of such cash consideration in United States dollars,
          (ii) with respect to non-cash consideration consisting of publicly-traded securities, the average daily closing sales price of such securities for the ten consecutive trading days preceding the date of Fair Market Value of such securities is required to be determined hereunder (with the closing price for each day being the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which such securities are listed and admitted to trading, or, if not listed and admitted to trading on any such exchange on the NASDAQ National Market System, or if not quoted on the NASDAQ National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose) and (iii) with respect to non-cash consideration not consisting of publicly-traded securities, such amount as is determined to be the fair market value of the non-cash consideration as of the date such Fair Market Value is required to be determined hereunder as determined in good faith by the Board.

               For the purposes of Section 2.2(a), if the Transferring Securityholder or BLUM disputes in good faith the determination by the Board pursuant to the above clause (iii) of the Fair Market Value of the non-cash consideration to be paid for the Transfer Securities, then the Transferring Securityholder or BLUM, as applicable, may require that an investment bank selected by the Company and reasonably acceptable to the Transferring Securityholder and BLUM determine such Fair Market Value for the purposes of clause (iii).

               For the purposes of Section 4.7(a)(ii), if the FS Director believes in good faith that the Fair Market Value, determined pursuant to the above clause (iii), of the consideration to be received for the assets of the Company or its Subsidiaries to be sold under that Section exceeds $75 million, then the FS Director may require that such Fair Market Value be determined by an independent investment bank selected by the Company and reasonably acceptable to the FS Director.

               The Company shall pay the fees and expenses of the investment bank in making any Fair Market Value determination; PROVIDED, HOWEVER that in the case of the second paragraph of this definition of "Fair Market Value", if the Transferring Securityholder does not have a good faith belief that the Fair Market Value of the non-cash consideration to be paid for the Transfer Securities, as determined pursuant to the above clause (iii), is greater than or equal to $5 million, then the fees and expenses of the investment bank in making any Fair Market Value determination at the request of such Transferring Securityholder under such circumstances shall be paid by such Transferring Securityholder.

               "FS Director" has the meaning set forth in Section 4.1(c)(ii).

               "FS Entities" has the meaning set forth in the Preamble.

               "FS Holder" means (i) each of the FS Entities and (ii) any Person to whom either of the FS Entities Transfers Registrable Securities or Restricted Securities (but only to the extent of the Registrable Securities or Restricted Securities acquired from such FS Entity) and, in the case of clause (ii), which Person becomes bound by the provisions of this Agreement as a FS Party in the manner set forth in
          Section 6.5 hereto.

               "FS Parties" means (i) each of the FS Entities and (ii) any Person to whom either of the FS Entities Transfers Restricted Securities and, in the case of clause (ii), which Person becomes bound by the provisions of this Agreement in the manner set forth in Section
          6.5 hereto.

               "FS Warrants" means (i) the warrants to acquire Common Stock acquired by the FS Entities pursuant to the Contribution Agreement and
          (ii) any shares of Common Stock received upon exercise of such warrants.

               "Holder" means any Person owning of record Registrable Securities who (i) is a party to this Agreement on the date hereof or (ii) subsequently agrees in writing to be bound by the provisions of this Agreement in accordance with the terms of Section 6.5 of this Agreement.

               "Indebtedness" means any indebtedness for borrowed money.

               "Indemnified Party" has the meaning set forth in Section 5.4(b).

               "Initiating Holder" means, with respect to any registration effected pursuant to Section 3.1, (i) the BLUM Holders in the event that the Holder or Holders from whom a notice is received pursuant to
          Section 3.1(a) that initiates such registration is a BLUM Holder, (ii) the FS Holders in the event that the Holder or Holders from whom a notice is received pursuant to Section 3.1(a) that initiates such registration is a FS Holder, and (iii) the Note Investor Holders in the event that the Holder or Holders from whom a notice is received pursuant to Section 3.1(a) that initiates such registration is a Note Investor Holder.

               "IPO" or "Initial Public Offering" means the completion of an underwritten Public Offering of Common Stock pursuant to which the Company becomes listed on a national securities exchange or on the NASDAQ Stock Market.

               "Issuance" has the meaning set forth in Section 2.6(a).

               "Legend" has the meaning set forth in Section 2.1(d).

               "Losses" has the meaning set forth in Section 3.9(d).

               "Losses and Expenses" has the meaning set forth in Section
          5.4(a).

               "Management Investors" has the meaning set forth in the Preamble.

               "Management Parties" means (i) each of the Management Investors and (ii) any Person to whom any of the Management Investors Transfers Restricted Securities and, in the case of clause (ii), which Person becomes bound by the provisions of this Agreement in the manner set forth in Section 6.5 hereto.

               "Material Securityholder" means BLUM, Blum Strategic, each of the FS Entities, each of the Note Investor Parties that holds at least 1% of the total outstanding Common Stock as of such date, DLJ so long as it and its affiliates, in the aggregate, hold at least 1% of the total outstanding Common Stock as of such date, Malek, Koll, CalPERS and any Securityholder who (as determined on a particular date) beneficially owns, together with its Affiliates, greater than 10% of the total outstanding Common Stock as of such date.

               "Merger" has the meaning set forth in the Recitals.

               "Merger Agreement" has the meaning set forth in the Recitals.

               "Newco" has the meaning set forth in the Recitals.

               "Non-BLUM Investors" has the meaning set forth in the Preamble.

               "Non-BLUM Parties" means the FS Parties, the Note Investor Parties, the Other Non-Management Parties and the Management Parties, collectively.

               "Notes" means the Company's 16.0% Senior Notes due July 20, 2011.

               "Note Investor Holder" means (i) any Note Investors and (ii) any Person to whom any Note Investor Transfers Registrable Securities (but only to the extent of the Registrable Securities acquired from a Note Investor) and, in the case of clause (ii), which Person becomes bound by the provisions of this Agreement as an Investor Party in the manner set forth in Section 6.5 hereto.

               "Note Investor Parties" means (i) any Note Investor and (ii) any Person to whom a Note Investor Transfers Restricted Securities and, in the case of clause (ii), which

          Person becomes bound by the provisions of this Agreement in the manner set forth in Section 6.5 hereto.

               "Notice Period" has the meaning set forth in Section 5.4(b).

               "Observer" has the meaning set forth in Section 4.3(a).

               "Offer Price" has the meaning set forth in Section 2.2(a).

               "Offer Notice" has the meaning set forth in Section 2.2(a).

               "Other Holder" means any Holder other than a BLUM Holder, a FS Holder or a Note Investor Holder.

               "Other Non-management Investors" has the meaning set forth in the Preamble.

               "Other Non-management Parties" means (i) each of the Other Non-Management Investors and (ii) any Person to whom either of the Other Non-Management Investors Transfers Restricted Securities and, in the case of clause (ii), which Person becomes bound by the provisions of this Agreement in the manner set forth in Section 6.5 hereto.

               "Ownership" means, with respect to any Person, all matters related to such Person's and such Person's Affiliates' (i) beneficial ownership of Restricted Securities, (ii) due authorization of a Transfer of such Restricted Securities, (iii) power to Transfer such Restricted Securities, and (iv) non-violation of agreements, laws, etc. relating to such Transfer of such Restricted Securities.

               "Permitted Third Party Transfer Date" means the three year anniversary of the date hereof.

               "Permitted Transferees" means any Person to whom Restricted Securities are Transferred by a Non-BLUM Party in a Transfer in accordance with Section 2.3 and not in violation of this Agreement and who is required to, and does, enter into an Assumption Agreement, and includes any Person to whom a Permitted Transferee of a Non-BLUM Party (or a Permitted Transferee of a Permitted Transferee) so further Transfers Restricted Securities and who is required to, and does, execute and deliver to the Company and BLUM an Assumption Agreement.

               "Person" means any individual, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other legal entity of any nature whatsoever.

               "Proposed Transferee" has the meaning set forth in Section
          2.4(a).

               "Public Offering" means the sale of shares of any class of the Common Stock to the public pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8 or any similar or successor form) filed under the Securities Act in connection with an underwritten offering.

               "Purchase Agreement" means that certain Purchase Agreement, dated as of the date hereof, between the Company and Credit Suisse First Boston Corporation, pursuant to which, among other things, the Company issued and sold to Credit Suisse First Boston Corporation, and Credit Suisse First Boston Corporation, purchased from the Company, the Notes.

               "Purchase Price" means the Fair Market Value of the consideration paid by the Company or any of its Subsidiaries.

               "Qualified Purchaser" means any Person to whom any Transferring Securityholder wishes to sell Restricted Securities pursuant to
          Section 2.2; PROVIDED that such Person (i) shall be acceptable to BLUM (such acceptance to be evidence in writing and to not be unreasonably withheld; it is understood that, if the proposed Qualified Purchaser is a nationally-recognized private equity sponsor or institutional equity investor, such consent will not be withheld unless BLUM's decision to withhold consent results from BLUM's or any of its Affiliate's direct experience with such proposed Qualified Purchaser in connection with another actual or proposed transaction) and (ii) execute and deliver to the Company and BLUM an Assumption Agreement.

               "Registrable Securities" means any shares of Common Stock held by the Securityholders, including as a result of the exercise of options or warrants to acquire Common Stock. For purposes of this Agreement, any Registrable Securities held by any Person will cease to be Registrable Securities when (A) a registration statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such effective registration statement, (B) the registration rights of the holder of such Registrable Securities have terminated pursuant to
          Section 3.7 hereto, or (C) such Registrable Securities cease to be outstanding.

               "Registration Expenses" means all expenses incident to performance of or compliance with Sections 3.1 and 3.2 hereof, including, without limitation, all registration and filing fees, printing, messenger and delivery expenses, fees and expenses of listing the Registrable Securities on any securities exchange, rating agency fees, fees and disbursements of counsel for the Company and of its independent public accountants, reasonable fees and disbursements of a single special counsel for the Holders selected in accordance with Section 3.5, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (including "cold comfort" letters), fees and disbursements of underwriters customarily paid by the issuers or sellers of securities (including liability insurance but excluding Selling Expenses), and other reasonable out-of-pocket expenses of Holders (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

               "Related Party" has the meaning set forth in Section 5.3.

               "Relevant Period" has the meaning set forth in Section
          3.1(c)(iv).

               "Restricted Period" means the period beginning on the date hereof and ending on the earlier of (i) the ten year anniversary of the date hereof and (ii) the date of the Initial Public Offering.

               "Restricted Securities" has the meaning set forth in Section 2.1(a).

               "Right" has the meaning set forth in Section 2.6(a).

               "Rule 144" means Rule 144 of the Securities Act.

               "SEC" or "Commission" means the Securities and Exchange
          Commission.

               "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

               "Securityholder" means each of the holders of Common Stock or the FS Warrants who are parties to this Agreement or an Assumption Agreement.

               "Selling Expenses" means all underwriting discounts and selling commissions and transfer taxes applicable to the sale.

               "Subsidiary" means, with respect to any Person, any other Person
          (i) of which (or in which) such first Person beneficially owns, directly or indirectly, 50% or more of the outstanding capital stock or other equity interests having ordinary voting power to elect the Board of Directors or any equivalent body of such other Person or (ii) of which such first Person or its Subsidiary is a general partner, managing member or an equivalent.

               "Tagging Securityholder" has the meaning set forth in Section 2.4(a).

               "Third Party" has the meaning set forth in Section 2.4(a).

               "Transfer" means a transfer, sale, assignment, pledge, hypothecation or other disposition (including, without limitation, by operation of law), whether directly or indirectly pursuant to the creation of a derivative security, the grant of an option or other right; provided, however, that a Transfer shall not include a pledge by a Securityholder that is a fund that invests in bank loans to its trustee.

               "Transfer Offer" means the offer to sell the Transfer Securities owned by the Transferring Securityholder to BLUM or one or more of its assignees in accordance with Section 2.2(a).

               "Transfer Period" has the meaning set forth in Section 2.2(c).

               "Transfer Securities" has the meaning set forth in Section
          2.2(a).

               "Transferring Securityholder" has the meaning set forth in
          Section 2.2(a).

               "Twelve-month Normalized EBITDA" means, as of any date, the Consolidated EBITDA for the 12-month period ending on the last day of the most recent quarter for which consolidated financial statements of the Company have been filed with the SEC (or, if the Company is not then filing such statements with the SEC, the most recent quarter for which such statements are available); provided, however that such determination of Consolidated EBITDA shall be adjusted for such period to (i) include the pro forma effects for the entire period of any acquisitions or dispositions by the Company since the beginning of such period and (ii) disregard any extraordinary or similar one-time charges or revenues of the Company.

               "VIOLATION" has the meaning set forth in Section 3.9(a).

               "WHITE" means W. Brett White.

               "WIRTA" means Raymond E. Wirta.

     1.2.    CONSTRUCTION.
             ------------

             The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Unless the context otherwise requires: (a) "or" is disjunctive but not exclusive, (b) words in the singular include the plural, and in the plural include the singular, and (c) the words "hereof," "herein," and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.

II   TRANSFERS

     2.1.    LIMITATIONS ON TRANSFER.
             -----------------------

            (a) Each Securityholder hereby agrees that it will not, directly or indirectly, Transfer any shares of Common Stock or FS Warrants (collectively, the "Restricted Securities") unless such Transfer complies with the provisions hereof and (i) such Transfer is pursuant to an effective registration statement under the Securities Act and has been registered under all applicable state securities or "blue sky" laws or (ii) (A) such Securityholder shall have furnished the Company with a written opinion of counsel in form and substance reasonably satisfactory to the Company to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act and (B) the Company shall be reasonably satisfied that no such registration is required because of the availability of exemptions from registration under all applicable state securities or "blue sky" laws.

            (b) During the Restricted Period,

                (i) each of the Non-BLUM Parties may not Transfer any Restricted Securities other than (x) pursuant to Sections 2.3, 2.4 or 2.5, and (y) with respect to the FS Parties, the Note Investor Parties and the Other Non-Management Parties only, Transfers after the Permitted Third Party Transfer Date to Persons other than a Permitted Transferee of the Securityholder making the Transfer (subject to prior compliance in full with Section 2.2 and such Persons executing and delivering Assumption Agreements to the Company); and

                (ii) BLUM and its Affiliates will not Transfer any Restricted Securities in a transaction subject to Section 2.4 unless Section 2.4 is complied with in full prior to such Transfer.

            (c) In the event of any purported Transfer by any of the Securityholders of any Restricted Securities in violation of the provisions of this Agreement, such purported Transfer will be void and of no effect and the Company will not give effect to such Transfer.

            (d) Each certificate representing Restricted Securities issued to the Securityholders will bear a legend on the face thereof substantially to the following effect (with such additions thereto or changes therein as the Company may be advised by counsel are required by law or necessary to give full effect to this Agreement, the "Legend"):

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SECURITYHOLDERS' AGREEMENT AMONG CBRE HOLDING, INC., RCBA STRATEGIC PARTNERS, L.P., BLUM STRATEGIC PARTNERS II, L.P., FS EQUITY PARTNERS III, L.P., FS EQUITY PARTNERS INTERNATIONAL, L.P., THE KOLL HOLDING COMPANY, CALPERS, FREDERIC V. MALEK, DLJ INVESTMENT FUNDING, INC., CERTAIN MANAGEMENT INVESTORS, THE OTHER INVESTORS NAMED THEREIN AND CB RICHARD ELLIS SERVICES, INC., A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS' AGREEMENT. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH SECURITYHOLDERS' AGREEMENT."

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
     REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

The Legend will be removed by the Company by the delivery of substitute certificates without such Legend in the event of (i) a Transfer permitted by this Agreement in which the Permitted Transferee is not required to enter into an Assumption Agreement or (ii) the termination of Article II pursuant to the terms hereof; PROVIDED, HOWEVER, that the second paragraph of the Legend will only be removed if at such time it is no longer required for purposes of applicable securities laws and, if requested by the Company, the Company receives an opinion to such effect of counsel to the applicable Securityholder in form and substance reasonably satisfactory to the Company.

     2.2.    RIGHT OF FIRST OFFER.
             --------------------

             (a) If, following the Permitted Third Party Transfer Date, any of the FS Parties, the Note Investor Parties or the Other Non-Management Parties (each, a "Transferring Securityholder") desires to Transfer all or any portion of the Restricted Securities (the "Transfer Securities") then owned by such Transferring Securityholder to a Person that is not a Permitted Transferee of the Transferring Securityholder, such Transferring Securityholder shall provide BLUM with a written notice (the "Offer Notice") setting forth: (i) the number of shares of Common Stock proposed to be Transferred and (ii) the material terms and conditions of the proposed transfer including the minimum price (the "Offer Price") at which such Transferring Securityholder proposes to Transfer such shares. The Offer Notice shall also constitute an irrevocable offer to sell the Transfer Securities to BLUM or, at BLUM's option following receipt of the Offer Notice, to one or more assignees of BLUM (subject to such assignee's or assignees' delivery of an Assumption Agreement in compliance with Section 6.5 hereof) (x) at the Offer Price and on the same terms and conditions as the Transfer Offer or (y) if the Transfer Offer includes any consideration other than cash, at the option of BLUM or such assignee, at a cash price equal to the Fair Market Value of such non-cash consideration (the "Transfer Consideration").

             (b) If BLUM or its assignee wishes to accept the offer set forth in the Offer Notice, BLUM or such assignee shall deliver within 15 business days of receipt of the Offer Notice (such period, the "Election Period") an irrevocable notice of acceptance to the Transferring Securityholder (the "Acceptance Notice"), which Notice shall indicate the form of Transfer Consideration chosen (to the extent that the Transfer Offer includes any consideration other than cash). BLUM or its assignee may accept such offer for any or all of the Transfer Securities, PROVIDED, HOWEVER, that if BLUM or its assignee agrees to purchase less than all of the Transfer Securities specified in the Offer Notice, then the Transferring Securityholder can choose not to sell any shares to BLUM or its assignee, as applicable, by delivering written notice thereof to BLUM or such assignee within five Business Days of the Transferring Securityholder's receipt of the Acceptance Notice. In the event that the Transferring Securityholder elects not to sell any shares to BLUM or its assignee pursuant to the proviso in the immediately preceding sentence, such Transferring Shareholder may transfer the Transfer Securities to one or more Qualified Purchasers pursuant to Section 2.2(c) only if such Qualified Purchasers purchase in the aggregate at least as many shares of the Transfer Securities as BLUM had agreed to purchase.

             (c) If the option to purchase the Transfer Securities represented by the Offer Notice is accepted on a timely basis by BLUM or its assignee, in accordance with all the terms specified in Section 2.2(b) and such acceptance (if it is for less than all of the Transfer Securities) has not been rejected by the Transferring Securityholder, no later than the later of (x) 30 business days after the date of the receipt by BLUM of the Offer Notice or (y) the second business day after the receipt of any necessary governmental approvals (including, without limitation, the expiration or early termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended), BLUM (or its assignee), as applicable, shall deliver payment by wire transfer of immediately available funds, to the extent the Transfer Consideration is cash, and/or by delivery of the non-cash Transfer Consideration (to the extent chosen by BLUM or its assignee), to such Transferring Securityholder against delivery of certificates or other instruments representing the Common Stock so purchased, appropriately endorsed by such Transferring Securityholder. Each Transferring Securityholder shall deliver its shares of Common Stock free and clear of all liens, claims, options, pledges, encumbrances and security interests. To the extent BLUM or its assignee (i) has not given notice of its acceptance of the offer represented by the Offer Notice to purchase all of the Transfer Securities prior to the expiration of the Election Period, (ii) has accepted as to less than all of the Transfer Securities and such acceptance has been rejected by the Transferring Securityholder, (iii) has accepted as to less than all of the Transfer Securities and such acceptance has not been rejected by the Transferring Securityholder, or (iv) has not tendered the Purchase Price for the Transfer Securities in the manner and within the period set forth above in this
Section 2.2(c), such Transferring Securityholder shall be free (subject to the last sentence of Section 2.2(b)) for a period of 120 days from the end of the Election Period to transfer the Transfer Securities (or in the case of the foregoing clause (iii), such remaining portion of the Transfer Securities) to a Qualified Purchaser at a price equal to or greater than the Offer Price and otherwise on terms which are no more favorable in any material respect to such Qualified Purchaser than the terms and conditions set forth in the Offer Notice. If for any reason such Transferring Securityholder does not transfer the Transfer Securities (or in the case of the foregoing clause (iii), such remaining portion of the Transfer Securities) to a Qualified Purchaser on such terms and conditions or if such Transferring Securityholder wishes to Transfer the Transfer Securities (or in the case of the foregoing clause (iii), such remaining portion of the Transfer Securities) at a lower Purchase Price or on terms which are more favorable in any material respect to a Qualified Purchaser than those set forth in the Offer Notice, the provisions of this Section 2.2 shall again be applicable to the Transfer Securities (or in the case of the foregoing clause (iii), such remaining portion of the Transfer Securities); provided that if the Transferring Securityholder does not transfer all of the Transfer Securities (or in the case of the foregoing clause (iii), such remaining portion of the Transfer Securities) to a Qualifying Purchaser within 120 days from the end of the Election Period (the "Transfer Period") then such Transferring Securityholder may not deliver another Offer Notice until 90 days have elapsed since the end of the Transfer Period.

     2.3.    CERTAIN PERMITTED TRANSFERS.
             ---------------------------

             Notwithstanding any other provision of this Agreement to the contrary, each Non-BLUM Party shall be entitled from time to time to Transfer any or all of the Restricted Securities held by it to (i) any of its Affiliates,
(ii) in the case of each of the Note Investor Parties, its employees, (iii) in the case of each of the Note Investor Parties, to a transferee of Notes in connection with the Transfer of such Notes (or an affiliate of such transferee),
(iv) in the case of the FS Entities, beginning on April 12, 2003, on a pro rata basis to the partners of such Transferor, (v) in the case of any Non-BLUM Party (including any transferee that receives shares from an FS Entity pursuant to clause (iv) of this Section 2.3) who is an individual, (A) such Transferor's spouse or direct lineal descendants (including adopted children) or antecedents,
(B) a charitable remainder trust or trust, in each case the current beneficiaries of which, or to a corporation or partnership, the stockholders or limited or general partners of which, include only such transferor and/or such transferor's spouse and/or such transferor's direct lineal descendants (including adopted children) or antecedents, or (C) the executor, administrator, testamentary trustee, legatee or beneficiary of any deceased transferor holding Restricted Securities or (vi) in the case of a transferee from an FS Entity pursuant to clause (iv) of this Section 2.3 that is a corporation, partnership, limited liability company, trust or other entity, pro rata without payment of consideration, to its shareholders, partners, members, beneficiaries or other entity owners, as the case may be; PROVIDED that with respect to each of the foregoing (x) any such transferee duly executes and delivers an Assumption Agreement, (y) each such transferee pursuant to clause (i) or (v) shall, and each such Transferring Non-BLUM Party shall cause such transferee (and, if applicable, such transferee's spouse) to, Transfer back to such Transferring Non-BLUM Party any Restricted Securities it owns prior to such transferee ceasing to satisfy any of the foregoing clause (i) or (v) of this Section 2.3 with respect to its relationship to such Transferring Non-BLUM Party, and (z)
(1) if requested by the Company the Company has been furnished with an opinion of counsel in connection with such Transfer, in form and substance reasonably satisfactory to the Company, that such Transfer is exempt from or not subject to the provisions of Section 5 of the Securities Act and (2) the Company shall be reasonably satisfied that such Transfer is exempt from or not subject to any other applicable securities laws.

    2.4.  TAG-ALONG RIGHTS.
          ----------------

          (a) Prior to an Initial Public Offering, with respect to any proposed Transfer by BLUM and its Affiliates of shares of Common Stock to any Person other than BLUM and its Affiliates (each a "Third Party") (other than in a Public Offering, which shall be subject to Article III), whether pursuant to a stock sale, merger, consolidation, a tender or exchange offer or any other transaction (any such transaction, a "BLUM Sale"), BLUM and its Affiliates will have the obligation, and each of the Non-BLUM Parties will have the right, to require the proposed transferee or acquiring Person (a "Proposed Transferee") to purchase from each of the Non-BLUM Parties who exercises its rights under
Section 2.4(b) (a "Tagging Securityholder") a number of shares of Common Stock up to the product (rounded to the nearest whole number of shares) of (i) the quotient determined by dividing (A) the aggregate number of outstanding shares of Common Stock owned by such Tagging Securityholder by (B) the aggregate number of outstanding shares of Common Stock and (ii) the total number of shares of Common Stock proposed to be directly or indirectly Transferred to the Proposed Transferee, at the same price per share and upon the same terms and conditions (including, without limitation, time of payment and form of consideration) as to be paid by and given to BLUM and/or its Affiliates (as applicable). In order to be entitled to exercise its right to sell shares of Common Stock to the Proposed Transferee pursuant to this Section 2.4, each Tagging Securityholder must agree to make to the Proposed Transferee the same covenants, indemnities (with respect to all matters other than BLUM's and/or its Affiliates' Ownership of Common Stock) and agreements as BLUM and/or its Affiliate (as applicable) agrees to make in connection with the BLUM Sale and such representations and warranties (and related indemnification) as to its Ownership of its Common Stock as are given by BLUM and/or its Affiliate (as applicable) with respect to such party's Ownership of Common Stock; PROVIDED, that all such covenants, indemnities and agreements shall be made by each Tagging Securityholder, severally and not jointly, and that the liabilities thereunder (other than with respect to Ownership, which shall be borne entirely by the Securityholder making the representation) shall be borne on a pro rata basis based on the number of shares Transferred by each of BLUM, and its Affiliates and the Tagging Securityholders; PROVIDED, HOWEVER, that in no event shall any Tagging Securityholder's liabilities exceed the total net proceeds from such Transfer received by such Tagging Securityholder. Each Tagging Securityholder will be responsible for its proportionate share of the reasonable out-of-pocket costs incurred by BLUM and its Affiliates in connection with the BLUM Sale to the extent not paid or reimbursed by the Company or the Proposed Transferee.

          (b) BLUM will give notice to each Tagging Securityholder of each proposed BLUM Sale at least 15 business days prior to the proposed consummation of such BLUM Sale, setting forth the number of shares of Common Stock proposed to be so Transferred, the name and address of the Proposed Transferee, the proposed amount and form of consideration (and if such consideration consists in part or in whole of property other than cash, BLUM will provide such information, to the extent reasonably available to BLUM, relating to such consideration as the Tagging Securityholder may reasonably request in order to evaluate such non-cash consideration) and other terms and conditions of payment offered by the Proposed Transferee. The tag-along rights provided by this
Section 2.4 must be exercised by each Tagging Securityholder within 10 business days following receipt of the notice required by the preceding sentence by delivery of an irrevocable written notice to BLUM indicating such Tagging Securityholder's exercise of its, her or his rights and specifying the number of shares of Common Stock it, she or he desires to sell. The Tagging Securityholder will be entitled under this Section 2.4 to Transfer to the Proposed Transferee the number of shares of Common Stock determined in accordance with Section 2.4(a).

          (c) If any Tagging Securityholder exercises its, her or his rights under Section 2.4(a), the closing of the purchase of the Common Stock with respect to which such rights have been exercised is subject to, and will take place concurrently with, the closing of the sale of BLUM's or its Affiliate's Common Stock to the Proposed Transferee.

    2.5.  DRAG-ALONG RIGHTS.
          -----------------

          (a) If BLUM and/or its Affiliates (in such capacity, the "Dragging Party") agree to Transfer to a Third Party or a group of Third Parties (other than in a Public Offering) a majority of the shares of Common Stock beneficially owned by BLUM and its Affiliates at the time of such Transfer, then each of the Non-BLUM Parties hereby agrees that, if requested by the Dragging Party, it will Transfer to such Third Party on the same terms and conditions (including, without limitation, time of payment and form of consideration, but subject to
Section 2.5(b)) as to be paid and given to the Dragging Party, the same portion (as determined by the immediately succeeding sentence) of such Non-BLUM Party's Restricted Securities as is being Transferred by BLUM and its Affiliates. Each Non-BLUM Party can be required to sell pursuant to this Section 2.5 that number of Restricted Securities equal to the product obtained by multiplying (i) a fraction, (A) the numerator of which is the aggregate number of shares of Common Stock to be Transferred by BLUM and its Affiliates and (B) the denominator of which is the aggregate number of shares of Common Stock owned by BLUM and its Affiliates at the time of the Transfer by (ii) the aggregate number of shares of Common Stock owned by such Non-BLUM Party (including for these purposes all shares of Common Stock issuable upon exercise, exchange or conversion of other Equity Securities).

          (b) The Dragging Party will give notice (the "Drag-along Notice") to each of the Non-BLUM Parties of any proposed Transfer giving rise to the rights of the Dragging Party set forth in Section 2.5(a) at least ten (10) calendar days prior to such Transfer. The Drag-Along Notice will set forth the number of shares of Common Stock proposed to be so Transferred, the name of the Proposed Transferee, the proposed amount and form of consideration (and if such consideration consists in part or in whole of property other than cash, the Dragging Party will provide such information, to the extent reasonably available to the Dragging Party, relating to such consideration as the Non-BLUM Parties may reasonably request in order to evaluate such non-cash consideration), the number of Restricted Securities sought and the other terms and conditions of the proposed Transfer. In connection with any such Transfer, such Non-BLUM Parties shall be obligated only to (i) make representations and warranties (and provide related indemnification) as to their respective individual Ownership of Restricted Securities (and then only to the same extent such representations and warranties are given by the Dragging Party with respect to its Ownership of Common Stock), (ii) agree to pay its pro rata share (based on the number of shares transferred by each stockholder in such transaction) of any liability arising out of any representations, warranties, covenants or agreements of the selling Securityholders that survive the closing of such transaction and do not relate to Ownership of Restricted Securities; PROVIDED, HOWEVER, that in no event shall any Non-BLUM Party's liabilities exceed the total net proceeds from such Transfer received by such Non-BLUM Party; PROVIDED, FURTHER that this Section 2.5(b)(ii) shall not apply if, no later than five (5) calendar days after receipt of the Drag-Along Notice by the FS Entities, the FS Entities deliver to BLUM a certificate signed by the FS Entities certifying in good faith that they
(x) do not desire to Transfer any of the Restricted Securities beneficially owned by them in the proposed Transfer set forth in the Drag-Along Notice and
(y) would not exercise their rights pursuant to Section 2.4 hereto in connection with such proposed Transfer if BLUM had not otherwise delivered a Drag-Along Notice with respect thereto, and (iii) agree to pay their proportionate share of the reasonable costs incurred in connection with such transaction to the extent not paid or reimbursed by the Company or the Proposed Transferee. If the Transfer referred to in the Drag-Along Notice is not consummated within 120 days from the date of the Drag-Along Notice, the Dragging Party must deliver another Drag-Along Notice in order to exercise its rights under this Section 2.5 with respect to such Transfer or any other Transfer.

          (c) If BLUM approves (i) any merger, consolidation, amalgamation or other business combination involving the Company or any of its Subsidiaries or
(ii) the sale of all of the business or assets of, or substantially all of the assets of, the Company or any of its Subsidiaries (any of the foregoing events, a "Transaction"), then each of the Non-BLUM Parties agrees to vote all shares of Common Stock held by it or its Affiliates to approve such Transaction and not to exercise any appraisal or dissenters' rights available to such Non-BLUM Parties under any rule, regulation, statute, agreement among the stockholders, the Certificate of Incorporation, the Bylaws or otherwise.

    2.6.   PARTICIPATION RIGHT.
           -------------------

          (a) The Company shall not issue (an "Issuance") additional Equity Securities of the Company after the date hereof to any Person (other than (i) Equity Securities issued upon the exchange, exercise or conversion of other Equity Securities in accordance with the terms thereof, (ii) Equity Securities issued in connection with any stock split, stock dividend or recapitalization of the Company, as long as the same is fully proportionate for each class of affected security and entails equal treatment for all shares or units of such class, (iii) Equity Securities issued by the Company pursuant to the acquisition by the Company or its Subsidiaries of another Person or a material portion of the assets thereof, by merger, purchase of assets or otherwise in consideration for the assets and/or equity securities so acquired, (iv) Equity Securities issued to employees, officers, directors, or consultants of the Company or its Subsidiaries, (v) Equity Securities issued in connection with a Public Offering,
(vi) Equity

Securities issued to customers, venders, lenders, and other non-equity financing sources, lessors of equipment and other providers of goods or services to the Company or its Subsidiaries or (vii) Equity Securities issued pursuant to the Anti-Dilution Agreement, each of which will not be subject to this Section 2.6), unless, prior to such Issuance, the Company notifies each Securityholder party hereto in writing of the Issuance and grants to each such Securityholder or, at such Securityholder's election, one of its Affiliates, the right (the "Right") to subscribe for and purchase such Securityholder's pro rata share (determined as provided below) of such additional Equity Securities so issued at the same price and upon the same terms and conditions as issued in the Issuance. Each Securityholder's pro rata share is equal to the ratio of (A) the number of shares of Common Stock owned by such Securityholder (including for these purposes all shares of Common Stock issuable upon exercise, exchange or conversion of other Equity Securities) to (B) the total number of shares of the Company's outstanding Common Stock (including for these purposes all shares of Common Stock issuable upon exercise, exchange or conversion of other Equity Securities) immediately prior to the issuance of the Equity Securities.

          (b) The Right may be exercised by each Securityholder party hereto or its Affiliates at any time by written notice to the Company received by the Company within 10 business days after receipt of notice from the Company of the Issuance, and the closing of the purchase and sale pursuant to the exercise of the Right shall occur at least 20 business days after the giving of the notice of the Issuance by the Company and prior to or concurrently with the closing of the Issuance. Notwithstanding the foregoing (i) the Right shall not apply to any Issuance, PRO RATA, to all holders of Common Stock and (ii) the Company shall not be required to offer or sell any Equity Security to any Securityholder who is not an "accredited investor" as defined in Regulation D of the rules and regulations promulgated by the SEC under the Exchange Act or who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

III  REGISTRATION RIGHTS

     3.1. DEMAND REGISTRATION.
          -------------------

          (a) Subject to the conditions of this Section 3.1, if the Company shall receive a written request from (i) BLUM Holders holding not less than 25% of the Registrable Securities then outstanding held by the BLUM Holders, (ii) FS Holders holding not less than 25% of the Registrable Securities then outstanding held by the FS Holders or (iii) Note Investor Holders holding not less than 25% of the Registrable Securities then outstanding held by the Note Investor Holders, that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities, then the Company shall, within five (5) days of the receipt thereof, give written notice of such request to all Holders, who must respond in writing within fifteen (15) days requesting inclusion in the registration. The request must specify the amount and intended disposition of such Registrable Securities. The Company, subject to the limitations of this Section 3.1, must use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered in accordance with this
Section 3.1 together with any other securities of the Company entitled to inclusion in such registration.

          (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 3.1 and the Company shall include such information in the written notice referred to in Section 3.1(a). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 3.1, if the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) because the number of securities to be underwritten is likely to have an adverse effect on the price, timing or the distribution of the securities to be offered, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated among participating Holders, (i) first among the Initiating Holders, and, if any Initiating Holder is BLUM, CalPERS as nearly as possible on a pro rata basis based on the total number of Registrable Securities held by all such Initiating Holders and, if applicable, CalPERS, and (ii) second to the extent all Registrable Securities requested to be included in such underwriting by the Initiating Holders have been included, among the Holders requesting inclusion of Registrable Securities in such underwritten offering (other than the Initiating Holders and, if applicable, CalPERS), as nearly as possible on a pro rata basis based on the total number of Registrable Securities held by all such Holders. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration. To facilitate the allocation of shares in accordance with the foregoing, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

          (c) The Company shall not be required to effect a registration pursuant to this Section 3.1:

                    (i) prior to the date one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Public Offering;

                    (ii) in the case of (x) a registration requested by BLUM Holders pursuant to Section 3.1(a)(i), after the Company has effected six (6) registrations requested by BLUM Holders pursuant to such Section, (y) a registration requested by FS Holders pursuant to
          Section 3.1(a)(ii), after the Company has effected three (3) registrations requested by FS Holders pursuant to such Section, and
          (z) a registration requested by Note Investor Holders pursuant to
          Section 3.1(a)(iii), after the Company has effected one (1) registration requested by Note Investor Holders pursuant to such Section;

                    (iii) if the anticipated aggregate gross proceeds to be received by such Holders are less than $2,000,000;

                    (iv) if within five (5) days of receipt of a written request from the Initiating Holders pursuant to Section 3.1(a), the Company in good faith gives notice to the Initiating Holders of the Company's intention to make a public offering within ninety (90) days in which case Section 3.2 shall govern; PROVIDED that if the Company does not file a registration statement under the Securities Act relating to such public offering within such ninety (90) day period (such 90 day period being referred to herein as the "Relevant Period") the Company shall be prohibited from delivering additional notices pursuant to this Section 3.1(c)(iv) until the 181st day following the last day of the Relevant Period; or

                    (v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 3.1, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; PROVIDED that the Company shall not defer filings pursuant to this clause (v) more than an aggregate of ninety (90) days in any twelve (12) month period.

          (d) The Company shall select the registration statement form for any registration pursuant to Section 3.1, but shall cooperate with the requests of the Initiating Shareholders or managing underwriters selected by them as to the inclusion therein of information not specifically required by such form.

    3.2.  PIGGYBACK REGISTRATIONS.
          -----------------------

          (a) The Company shall notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding (i) registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act; (ii) any registration statement filed pursuant to Section 3.1 (with respect to which the Holders rights to participate in such registered offering shall be governed by Section 3.1); and (iii) any registration statement relating to the Initial Public Offering unless Registrable Securities of BLUM or its Affiliates are to be sold in an IPO) and, subject to Section 3.13(a), will use its best efforts to afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen
(15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

          (b) If the registration statement under which the Company gives notice under this Section 3.2 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities as part of the written notice provided to the Holders pursuant to Section 3.2(a). In such event, the right of any such Holder to be included in a registration pursuant to this Section 3.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) in an offering subject to this
Section 3.2 because the number of securities to be underwritten is likely to have an adverse effect on the price, timing or the distribution of securities to be offered, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated, first, to the Company and second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders. No such reduction shall
(i) reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, or (ii) reduce the amount of securities of the selling Holders included in the registration below twenty-five percent (25%) of the total amount of securities included in such registration, unless such offering does not include shares of any other selling shareholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence.

          (c) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 3.3 hereof.

    3.3.  EXPENSES OF REGISTRATION.
          ------------------------

          Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 3.1 or Section 3.2 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the Holders of the Registrable Securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to
Section 3.1, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) (x) BLUM Holders holding not less than 50% of the Registrable Securities then outstanding held by all BLUM Holders, in the case of a registration requested pursuant to Section 3.1(a)(i), (y) FS Holders holding not less than 50% of the Registrable Securities then outstanding held by all FS Holders, in the case of a registration requested pursuant to
Section 3.1(a)(ii), or (z) Note Investor Holders holding not less than 50% of the Registrable Securities then outstanding held by all Note Investor Holders, in the case of a registration requested pursuant to Section 3.1(iii), agree to forfeit their right to one requested registration pursuant to Section 3.1, as applicable, in which event such right shall be forfeited by all BLUM Holders, in the case of clause (x), all FS Holders in the case of clause (y) and all Note Investor Holders in the case of clause (z). If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 3.1 to a demand registration.

    3.4.  EFFECTIVE REGISTRATION STATEMENT.
          --------------------------------

          A registration requested pursuant to Section 3.1 will not be deemed to have been effected unless it has become effective and all of the Registrable Securities registered thereunder have been sold; PROVIDED, that if within 180 days after it has become effective, the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental entity, such registration shall be deemed not to have been effected.

    3.5.  SELECTION OF COUNSEL.
          --------------------

          In connection with any registration of Registrable Securities pursuant to Sections 3.1 or 3.2 hereof, the Holders of a majority in interest of the Initiating Holders (or the Holders of a majority of the Registrable Securities covered by the registration pursuant to Section 3.2) may select one counsel to represent all Holders of Registrable Securities covered by such registration; PROVIDED, HOWEVER, that in the event that the counsel selected as provided above is also acting as counsel to the Company in connection with such registration, the remaining Holders shall be entitled to select one additional counsel to represent all such remaining Holders.

    3.6.  OBLIGATIONS OF THE COMPANY.
          --------------------------

          Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) (1) in the case of a registration initiated under Section 3.1 prepare and, in any event within ninety (90) days after the receipt of the notice contemplated by Section 3.1(a), file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, (2) in the case of any registration effected under Section 3.1, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred and eighty (180) days or, if earlier, until the Holder or Holders have completed the distribution related thereto.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement; PROVIDED, that before filing a registration statement or prospectus, or any amendments or supplements thereto, the

Company will furnish to counsel (selected pursuant to Section 3.5 hereof) for the Holders of Registrable Securities copies of all documents proposed to be filed, which documents will be subject to the review of such counsel.

          (c) Furnish to each Holder such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith including any documents incorporated by reference), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Holder.

          (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder; PROVIDED, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

          (e) Use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental entities as may be necessary to enable the Holders thereof to consummate the disposition of such Registrable Securities.

          (f) Enter into such customary agreements (including an underwriting agreement in customary form), which may include indemnification provisions in favor of underwriters and other Persons in addition to, or in substitution for the provisions of Section 3.9 hereof, and take such other actions as Holders of a majority of shares of such Registrable Securities or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

          (g) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and prepare and furnish to each Holder any supplement or amendment necessary so that the supplemented or amended prospectus no longer includes such untrue or misleading statements or omissions of material fact.

          (h) Otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act.

          (i) Use its best efforts to list such Registrable Securities on any securities exchange on which the Common Stock is then listed if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange, and use its best efforts to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement.

          (j) Furnish, at the request of the Holders of a majority of the Registrable Securities being registered in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory in form, substance and scope to a majority in interest of the Initiating Holders (or Holders requesting registration in the case of a registration pursuant to Section 3.2), addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a "cold comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Initiating Holders (or Holders requesting registration in the case of a registration pursuant to Section 3.2), addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders requesting registration of Registrable Securities.

          (k) Make available for inspection by any Holder of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such Holder or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such registration statement.

          (l) Notify counsel (selected pursuant to Section 3.5 hereof) for the Holders of Registrable Securities included in such registration statement and the managing underwriter or agent, immediately, and confirm the notice in writing (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request of the Commission to amend the registration statement or amend or supplement the prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any legal actions for any of such purposes.

          (m) Make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment.

          (n) If requested by the managing underwriter or agent or any Holder of Registrable Securities covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such Holder reasonably requests to be included therein, including, with respect to the number of Registrable Securities being sold by such Holder to such underwriter or agent, the Purchase Price being paid therefor by such underwriter or agent and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment.

          (o) Cooperate with the Holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or such Holders may request.

          (p) Cooperate with each Holder of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.

          (q) Make available the executive officers of the Company to participate with the Holders of Registrable Securities and any underwriters in any "road shows" or other selling efforts that may be reasonably requested by the Holders in connection with the methods of distribution for the Registrable Securities.

   3.7.   TERMINATION OF REGISTRATION RIGHTS.
          ----------------------------------

          A Holder's registration rights pursuant to this Article III shall expire if (i) the Company has completed its Initial Public Offering and is subject to the provisions of the Exchange Act, (ii) such Holder (together with its Affiliates, partners and former partners) holds less than 2% of the Company's outstanding Common Stock and (iii) all Registrable Securities held by such Holder (and its Affiliates, partners and former partners) may be sold under Rule 144 during any ninety (90) day period. Upon expiration of a Holder's registration rights pursuant to this Section 3.7, the obligations of the Company under this Article III to give such Holder notice of registrations or take any other actions under this Article III with respect to the registration of securities held by such Holder shall also terminate.

   3.8.   DELAY OF REGISTRATION; FURNISHING INFORMATION.
          ---------------------------------------------

          It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 3.1 or 3.2 that the selling Holders shall furnish to the Company upon written request of the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall reasonably be required to effect the registration of their Registrable Securities.

   3.9.   INDEMNIFICATION.
          ---------------

          (a) The Company will indemnify and hold harmless each Holder, each Affiliate of each Holder and their respective partners, officers and directors (and any director, officer, Affiliate, employee, agent or controlling Person of any of the foregoing), legal counsel and accountants of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, liabilities (joint or several) or expenses, as incurred, to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) or expenses arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation") by the
Company: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement, including any preliminary prospectus, summary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, officer or director, underwriter, legal counsel, accountants or controlling Person for any legal or other expenses, as incurred, reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 3.9(a) shall not apply (x) to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling Person of such Holder, and (y) to indemnify underwriters in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act with respect to preliminary, final or summary prospectus, or any amendments or supplement thereto, to the extent that it is established that any such action, loss, damage, liability or expense of such underwriter or controlling Person resulted from the fact that such underwriter sold Registrable Securities to a Person whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus (including any documents incorporated by reference therein) or of the final prospectus, as then amended or supplemented (including any documents incorporated by reference therein), whichever is most recent, if the Company has previously furnished copies thereof to such underwriter.

          (b) Each Holder will, severally but not jointly, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, legal counsel, accountants and each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers, legal counsel, accountants or any Person who controls such Holder, against any losses, claims, damages, liabilities (joint or several) or expenses to which the Company or any such director, officer, controlling Person, underwriter or other such Holder, or partner, director, officer, legal counsel, accountants or controlling Person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) or expenses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling Person, underwriter or other Holder, or partner, officer, director or controlling Person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; PROVIDED, HOWEVER, that the indemnity agreement contained in this
Section 3.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; PROVIDED, FURTHER, that in no event shall any indemnity under this Section 3.9 exceed the total net proceeds from the offering received by such Holder.

          (c) Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 3.9, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of the indemnified party to give notice as provided herein shall relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 3.9 only to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim or there may be a legal defense available to such indemnified party different from or in addition to those available to the identifying party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation.

          (d) In order to provide for just and equitable contribution in circumstances in which the indemnity provided for in this Section 3.9 is unavailable to an indemnified party, the indemnifying party shall contribute to the aggregate losses, damages, liabilities and expenses (collectively, "LOSSES") of the nature contemplated by such indemnity incurred by any indemnified party,
(i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified parties on the other, in connection with the statements or omissions which resulted in such Losses or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative fault of but also the relative benefits to the indemnifying party on the one hand and each such indemnified party on the other, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits to the indemnifying party and the indemnified party shall be determined by reference to, among other things, the total proceeds received by the indemnifying party and the indemnified party in connection with the offering to which such losses relate. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or related to information supplied by, the indemnifying party or the indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The parties hereto agree that it would be not be just or equitable if contribution pursuant to this Section 3.9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 3.10, no indemnified party shall be required to contribute any amount in excess of the amount of total net proceeds to such indemnified party from sales of the Registrable Securities of such indemnified party pursuant to the offering that gave rise to such Losses.

          (e) The obligations of the Company and Holders under this Section 3.9 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement.

   3.10.  ASSIGNMENT OF REGISTRATION RIGHTS.
          ---------------------------------

          The rights to cause the Company to register Registrable Securities pursuant to this Article III may be assigned by a Holder to a transferee of such Registrable Securities; PROVIDED, HOWEVER, that in each case (i) such Transfer of Registrable Securities shall comply with the provisions of Article II hereto,
(ii) the Transferor shall, within ten (10) days after such Transfer, furnish to the Company written notice of the name and address of such transferee and the securities with respect to which such registration rights are being Transferred and (iii) such transferee shall execute and deliver to BLUM and the Company an Assumption Agreement and become bound by the provisions of this Agreement in the manner set forth in Section 6.5 hereto.

   3.11.  AMENDMENT OF REGISTRATION RIGHTS.
          --------------------------------

          Any provision of this Article III may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, BLUM and the Holders of at least a majority of the Registrable Securities then outstanding; PROVIDED that no such amendment shall adversely affect the rights of the FS Holders relative to the rights of the BLUM Holders without the written consent of the Holders of a majority of the Registrable Securities then outstanding held by the FS Holders, PROVIDED, FURTHER that no such amendment shall adversely affect the rights of the Note Investor Holders relative to the rights of the BLUM Holders without the written consent of the Holders of a majority of the Registrable Securities then outstanding held by all Note Investor Holders and PROVIDED, FURTHER that no such amendment shall adversely affect the rights of the Other Holders relative to the rights of the BLUM Holders without the written consent of the Holders of a majority of the Registrable Securities then outstanding held by all Other Holders. No such amendment shall adversely affect the rights of the Note Investor Holders relative to the rights of the FS Holders or the Other Holders without the written consent of the Holders of a majority of the Registrable Securities then outstanding held by the Note Investor Holders. No such amendment shall adversely affect the rights of the Other Holders relative to the rights of the FS Holders or the Note Investor Holders without the written consent of the Holders of a majority of the Registrable Securities then outstanding held by the Other Holders. Each Holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment authorized by this Section, whether or not such Registrable Securities shall have been marked to indicate such amendment.

   3.12.  LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS.
          --------------------------------------------

          After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to or otherwise more favorable than those granted to the Holders hereunder.

   3.13.  "MARKET STAND-OFF" AGREEMENT; AGREEMENT TO FURNISH INFORMATION.
          --------------------------------------------------------------

          (a) Subject to the condition that all Holders holding at least 2% of the outstanding shares of Common Stock are subject to the same restrictions, each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, regarding any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act pursuant to which an Initial Public Offering is effected. The Company may impose stop-transfer instructions with respect to the Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period. For the avoidance of doubt such agreement shall apply only to the Initial Public Offering.

          (b) Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information concerning such Holder as may be required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 3.13 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. Each Holder further agrees the foregoing restriction shall be binding on any transferee from the Holder.

   3.14.  RULE 144 REPORTING.
          ------------------

          With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

          (a) File, make and keep public information available, as those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities pursuant to the Securities Act or pursuant to the requirements of Section 12 of the Exchange Act;

          (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

          (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144 of the Securities Act, and of the Exchange Act (at any when it is subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

IV  GOVERNANCE

    4.1.  THE BOARD PRIOR TO AN INITIAL PUBLIC OFFERING.
          ---------------------------------------------

          The following provisions shall apply with respect to the Board prior to an Initial Public Offering:

          (a) Immediately after the Closing, the Board shall consist of eight
(8) directors, unless BLUM exercises its right pursuant to Section 4.1(f) hereof, in which case the Board shall then consist of between nine (9) and eleven (11) directors.

          (b) Each of the Company and the Class B Securityholders agrees to take all action necessary to cause each of the designees described in Section 4.1(c) below to be elected or appointed to the Board concurrently with the Closing, including without limitation, seeking and accepting resignations of incumbent directors.

          (c) Each Class B Securityholder agrees that at all times prior to an IPO, it will vote, or execute a written consent in lieu thereof with respect to, all of the shares of voting capital stock of the Company owned or held of record by it, or cause all of the shares of voting capital stock of the Company beneficially owned by it to be voted, or cause a written consent in lieu thereof to be executed, to elect and, during such period, to continue in office a Board consisting solely of the following (subject to the other provisions of this Section 4.1):

                    (i) three (3) designees of the BLUM Funds, subject to
          Section 4.1(d) below (including any director designees of BLUM pursuant to Section 4.1(f) below, the "BLUM DIRECTORS"), two (or three if the BLUM Directors are increased to four (4) pursuant to Section 4.1(c)(v) below) of whom shall be designated by BLUM and one of whom shall be designated by Blum Strategic;

                    (ii) one designee of the FS Entities, collectively (the "FS DIRECTOR");

                    (iii) Wirta for so long as he is employed by the Company or, if Wirta is no longer employed by the Company, the Chief Executive Officer of the Company at such time;

                    (iv) White for so long as he is employed by the Company or, if White is no longer employed by the Company, the Chairman of the Americas of the Company at such time; PROVIDED, HOWEVER that in the event that any Person other than White shall hold such title, BLUM shall have the option to reduce the size of the Board by one director and eliminate this clause (iv); and

                    (v) immediately after the Closing and for so long as a majority of the members of the Board shall agree, an employee (the "Production Director") of the Company or CBRE involved in CBRE's "Transaction Management" business (as described in the Company 10-K (as defined in the Merger Agreement)); PROVIDED,HOWEVER that, during any period in which the Production Director is a member of the Board, the number of BLUM Directors set forth in Section 4.1(c)(i) shall be increased to four (4) during such period (which number does not include the director designees of BLUM pursuant to Section 4.1(f) below).

PROVIDED that each of the foregoing designation rights will be subject to the following provisions of this Section 4.1.

          (d) The director designation right of the BLUM Funds in Section 4.1(c) will reduce (i) to three (or two if there shall not be a Production Director as a member of the Board at such time), two or one of whom, as the case may be, shall be designated by BLUM and one of whom shall be designated by Blum Strategic, if BLUM and its Affiliates, collectively, beneficially own Common Stock representing less than 22.5% of the outstanding Common Stock, (ii) to two (or one if there shall not be a Production Director as a member of the Board at such time), one of whom shall be designated by BLUM and one of whom, if the number of BLUM Directors is reduced to two pursuant to this subsection, shall be designated by Blum Strategic, if BLUM and its Affiliates, collectively, beneficially own Common Stock representing less than 15% of the outstanding Common Stock, and (iii) to zero if BLUM and its Affiliates, collectively, beneficially own Common Stock representing less than 7.5% of the outstanding Common Stock.

          (e) The director designation right of the FS Entities in Section 4.1(c)(ii) will reduce to zero if the FS Entities and their Affiliates, collectively, beneficially own Common Stock representing less than 7.5% of the outstanding Common Stock.

          (f) At the request of BLUM (provided that the BLUM Funds are then entitled to designate at least three BLUM Directors pursuant to this Section 4.1), the number of BLUM Directors will be increased such that the BLUM Funds thereafter have the right to designate a majority of the entire Board, and the size of the Board will be expanded to the extent necessary to create director vacancies in connection therewith (subject to subsequent reduction in the number of BLUM Directors pursuant to Section 4.1(d) hereof). BLUM shall have the right to designate any directors required to fill vacancies created at BLUM's request pursuant to this Section 4.1(f). In the event that the size of the Board will exceed the board size specified by the Company's Certificate of Incorporation or Bylaws, each of the Company and the Class B Securityholders will take all necessary steps to expand the size of the Board.

          (g) Each committee of the Board will include at least one BLUM Director and the FS Director (provided that at least one such director position is then filled and unless the Securityholder appointing such director(s) shall otherwise agree), unless otherwise agreed in writing by BLUM or Freeman Spogli, respectively.

          (h) If either the BLUM Funds or the FS Entities notifies the other Class B Securityholders in writing of its desire to remove, with or without cause, any director of the Company previously designated by it, each Class B Securityholder will vote (to the extent eligible to vote) all of the shares of voting capital stock of the Company beneficially owned or held of record by it, him or her so as to remove such director or, upon request, each Class B Securityholder will promptly execute and return to the Company any written resolution or consent to such effect. In the event that any of such Persons is no longer entitled pursuant to this Section 4.1 to designate a director previously designated by such Securityholder(s), such director promptly will be removed from the Board, and each Class B Securityholder will vote (to the extent eligible to vote) all of the shares of voting capital stock of the Company beneficially owned or held of record by it so as to remove such director or, upon request, each Class B Securityholder will promptly execute and return to the Company any written resolution or consent to such effect.

          (i) If any director previously designated by the BLUM Funds or the FS Entities ceases to serve on the Board (whether by reason of death, resignation, removal or otherwise), the Person who designated such director will be entitled to designate a successor director to fill the vacancy created thereby, and each Class B Securityholder will vote (to the extent eligible to vote) all of the shares of voting capital stock of the Company beneficially owned or held of record by it or him or her in favor of such designation or, upon request, each Class B Securityholder will promptly execute and return to the Company any written resolution or consent to such effect.

   4.2    THE BOARD SUBSEQUENT TO AN INITIAL PUBLIC OFFERING.
          --------------------------------------------------

          Following an IPO, (a) BLUM shall be entitled to nominate a percentage of the total number of directors on the Board that is equivalent to the percentage of the outstanding Common Stock beneficially owned by BLUM and its Affiliates, collectively (such percentage of directors nominated by BLUM and its Affiliates to be rounded up to the nearest whole number of directors) and (b) the FS Entities shall be entitled to nominate one director as long as the FS Entities own in the aggregate at least 7.5% of the outstanding Common Stock. The Company hereby agrees that, at all times after an IPO, at and in connection with each annual or special meeting of stockholders of the Company at which directors of the Company are to be elected, the Company, the Board and the nominating committee thereof will (A) nominate and recommend to stockholders for election or re-election as part of the management slate of directors each such individual and (B) provide the same type of support for the election of each such individual as a director of the Company as provided by the Company, its directors, its management and its Affiliates to other Persons standing for election as directors of the Company as part of the management slate. Each Securityholder that is a Class B Securityholder immediately prior to an IPO hereby agrees that, at all times after an IPO, such Securityholder will, and will cause each of its Affiliates to, vote all shares of Common Stock owned or held of record by it, at each annual or special meeting of stockholders of the Company at which directors of the Company are to be elected, in favor of the election or re-election as a member of the Board of each such individual nominated by any Securityholder pursuant to this Section 4.2.

   4.3.   OBSERVERS.
          ---------

          (a) Prior to an IPO, the FS Entities, collectively, shall be entitled to have two observers in addition to the FS Director (the "FS Observers") at all regular and special meetings of the Board for so long as the FS Entities, collectively, beneficially own Common Stock representing at least 7.5% of the outstanding Common Stock.

          (b) Prior to an IPO and solely for so long as needed by DLJ, upon the advice of counsel, to maintain its qualification as a "Venture Capital Operating Company" pursuant to Section 29 C.F.R. ss. 2510.3, the DLJ Investors, by vote of a majority of the outstanding Restricted Securities held by the DLJ Investors, shall be entitled to have one observer (the "DLJ Observer", and together with the FS Observers and the CalPERS Observer referred to below, the "Observers") at all regular and special meetings of the Board for so long as the DLJ Investors, collectively, beneficially own (i) Restricted Securities representing at least 1.0% of the outstanding Common Stock or (ii) a majority in principal amount of the Notes.

          (c) Prior to an IPO, CalPERS shall be entitled to have one observer (the "CalPERS Observer") at all regular and special meetings of the Board for so long as CalPERS or its Affiliates beneficially own any shares of Common Stock.

          (d) The Company shall reimburse each Observer for out-of-pocket expenses, if any, relating to attendance at such meetings and shall reimburse each Material Securityholder for the out-of-pocket expenses, if any, relating to one representative of such Material Securityholder attending each shareholder meeting of the Company. Each Observer shall be entitled to receive the same notice of any such meeting as any director, and shall have the right to participate therein, but shall not have the right to vote on any matter or to be counted for purposes of determining whether a quorum is present thereat. In addition, each Observer shall have the right to receive copies of any action proposed to be taken by written consent of the Board without a meeting. Notwithstanding the foregoing, no action of the Board duly taken in accordance with the laws of the State of Delaware, the Certificate of Incorporation and the By-Laws shall be affected by any failure to have provided notice to any Observer of any meeting of the Board or the taking of action by the Board without a meeting. Any Observer may be required by the Board to temporarily leave a meeting of the Board if the presence of such Observer at the meeting at such time would prevent the Company from asserting the attorney-client or other privilege with respect to matters discussed before the Board at such time. The FS Entities agree to cause the FS Observers to keep any matters observed or materials received by them at any meeting of the Board strictly confidential, subject to applicable law. The DLJ Investors agree to cause the DLJ Observer to keep any matters observed or materials received by him or her at any meeting of the Board strictly confidential, subject to applicable law. CalPERS agrees to cause the CalPERS Observer to keep any matters observed or materials received by him or her at any meeting of the Board strictly confidential, subject to applicable law.

          (e) With respect to each committee of the Board for which BLUM or the FS Entities agrees in writing to waive its right set forth in Section 4.1(g) hereto, BLUM or the FS Entities, as the case may be, shall be entitled to have one observer at all meetings of such committee (provided that BLUM or the FS Entities, as the case may be, shall at such time be entitled to designate at least one director to the Board pursuant to Section 4.1 hereto). Each such observer shall be entitled to receive the same notice of any such meeting as any director that is a member thereof, and shall have the right to participate therein, but shall not have the right to vote on any matter or to be counted for purposes of determining whether a quorum is present thereat. In addition, each such observer shall have the right to receive copies of any action proposed to be taken by written consent of such committee without a meeting. Notwithstanding the foregoing, no action of the such committee duly taken in accordance with the laws of the State of Delaware, the Certificate of Incorporation and the By-Laws shall be affected by any failure to have provided notice to any observer of any meeting of such committee or the taking of action by such committee without a meeting. Any such observer may be required by such committee to temporarily leave a meeting of the committee if the presence of such observer at the meeting at such time would prevent the Company from asserting the attorney-client or other privilege with respect to matters discussed before the committee at such time. BLUM agrees to cause any observer designated by it to keep any matters observed or materials received by him or her at any meeting of such committee strictly confidential. The FS Entities agree to cause the any observer designated by it to keep any matters observed or materials received by them at any meeting of such committee strictly confidential.

   4.4.   ADVISORS.
          --------

          For so long as each Other Non-Management Investor shall be a Securityholder, such Other Non-Management Investor shall have the right to provide, and at the reasonable request of the Board or the management of the Company, shall provide, advice with respect to the Company's industry, business and operations ("Advisory Services"), which advice the Board or the management of the Company, as applicable, will consider in good faith. With respect to the provision of such Advisory Services at the request of the Board or the management of the

Company, the Company shall reimburse each Other Non-Management Investor for any reasonable out-of-pocket expenses incurred by such Other Non-Management Investor in connection therewith.

   4.5.   VOTING.
          ------

          (a) Except as otherwise provided in this Section 4.5 or this Article IV, prior to an Initial Public Offering, each of the Non-BLUM Parties that is a Class B Securityholder agrees to vote at any stockholders meeting (or in any written consent in lieu thereof) all of the shares of voting capital stock of the Company owned or held of record by it, or cause all of the shares of voting capital stock of the Company beneficially owned by it to be voted at any stockholders meeting (or in any written consent in lieu thereof), in same the manner as BLUM votes the shares of voting capital stock of the Company beneficially owned by it at such meeting (or in such written consent in lieu thereof), except with respect to the following actions by the Company or any of its Subsidiaries:

          (b) any transaction between (x) BLUM or any of its Affiliates and (y) the Company or any of its Subsidiaries, other than a transaction (A) with another portfolio company of BLUM or any of its Affiliates that has been negotiated on arms-length terms in the ordinary course of business between the managements of the Company or any of its Subsidiaries and such other portfolio company, (B) with respect to which the Securityholders may exercise their rights under Section 2.6 of this Agreement or (C) specifically contemplated by the Merger Agreement; or

          (ii) any amendment to the Certificate of Incorporation or Bylaws of the Company that adversely affects such Securityholder relative to BLUM, other than (x) an increase in the authorized capital stock of the Company, or (y) amendments made in connection with any reorganization of the Company effected to facilitate an Initial Public Offering or the acquisition of the Company by merger or consolidation (provided that in such reorganization or acquisition each share of each class or series of capital stock held by the Non-BLUM Parties is treated the same as each share of the same class or series of capital stock held by BLUM; PROVIDED, HOWEVER that, subject to compliance with applicable law, in the event that the one or more of the other corporations or entities that is a party to such an acquisition notifies the Company that it will require the structure of such acquisition to be treated as a recapitalization for financial accounting purposes and that it will require the Company to no longer be subject to the reporting requirements or Section 14 of the Exchange Act after the closing date of the acquisition, then, solely to the extent deemed necessary by such other corporation or entity to satisfy such requirements, the consideration per share the Non-BLUM Parties shall be entitled to receive with respect may be a different kind than the consideration per share BLUM shall be entitled to receive).

          (c) In order to effectuate Section 4.5(a), each Non-BLUM Party that is a Class B Securityholder hereby grants to BLUM an irrevocable proxy, coupled with an interest, to vote, during the period specified in Section 4.5(a) above, all of the shares of voting capital stock of the Company owned by the grantor of the proxy in the manner set forth in Section 4.5(a).

   4.6.   GENERAL CONSENT RIGHTS.
          ----------------------

          Notwithstanding anything to the contrary stated herein, prior to an Initial Public Offering, neither the Company nor any of its Subsidiaries shall take any of the following actions without the prior affirmative vote or written consent of (a) a majority of the directors of the Company, and (b) a majority of the directors of the Company that are not BLUM Directors:

                    (i) any transaction between (x) BLUM or any of its Affiliates and (y) the Company or any of its Subsidiaries, other than a transaction (A) with another portfolio company of BLUM of any of its Affiliates that has been negotiated on arms-length terms in the ordinary course of business between the managements of the Company or any of its Subsidiaries and such other portfolio company, (B) with respect to which the Securityholders may exercise their rights under
          Section 2.6 of this Agreement or (C) specifically contemplated by the Merger Agreement;

                    (ii) any amendment to the Certificate of Incorporation or Bylaws of the Company that adversely affects any Securityholder relative to either BLUM Fund, other than (x) an increase in the authorized capital stock of the Company, or (y) amendments made in connection with any reorganization of the Company effected to facilitate an Initial Public Offering or the acquisition of the Company by merger or consolidation (provided that in such reorganization or acquisition each share of each class or series of capital stock held by the Non-BLUM Parties is treated the same as each share of the same class or series of capital stock held by either BLUM Fund; provided, HOWEVER that, subject to compliance with applicable law, in the event that the one or more of the other corporations or entities that is a party to such an acquisition notifies the Company that it will require the structure of such acquisition to be treated as a recapitalization for financial accounting purposes and that it will require the Company to no longer be subject to the reporting requirements or Section 14 of the Exchange Act after the closing date of the acquisition, then, solely to the extent deemed necessary by such other corporation or entity to satisfy such requirements, the consideration per share the Non-BLUM Parties shall be entitled to receive with respect may be a different kind than the consideration per share either BLUM Fund shall be entitled to receive); or

                    (iii) repurchase or redeem, or declare or pay a dividend with respect to or make a distribution upon, any shares of capital stock of the Company beneficially owned by BLUM or any of its Affiliates, unless (x) such repurchase, redemption dividend or distribution is made pro rata among all holders of such class of capital stock (or, in the case of a repurchase or redemption, all of the Non-BLUM Parties are given a proportionate right to participate in such repurchase or redemption (to the extent they own shares of such class of capital stock)) or (y) if such capital stock is not Common Stock, such repurchase, redemption or dividend is required by the terms of such capital stock.

   4.7.   CONSENT RIGHTS OF FS DIRECTOR.
          -----------------------------

          Notwithstanding anything to the contrary stated herein, prior to an Initial Public Offering, for so long as the FS Entities shall be entitled to appoint the FS Director pursuant to

Section 4.1 hereto, neither the Company nor any of its Subsidiaries shall take any of the following actions without the prior affirmative vote or written consent of (x) a majority of the directors of the Company, and (y) the FS
Director:

          (a) the acquisition by purchase or otherwise, in any single or series of related transactions, of any business or assets for a Purchase Price in excess of $75 million; PROVIDED, HOWEVER that this Section 4.7(a) shall not apply to (i) the acquisition of any business or asset by an investment fund that is controlled by the Company or any of its Subsidiaries in connection with the ordinary course conduct of the investment advisory and management business of the Company or any of its Subsidiaries, or (ii) acquisitions in connection with the origination of mortgages by the Company or any of its Subsidiaries;

          (b) the sale or other disposition, in any single or series of related transactions, of assets of the Company or its Subsidiaries for aggregate consideration having a Fair Market Value in excess of $75 million; PROVIDED, HOWEVER that this Section 4.7(b) shall not apply to (i) the sale of other disposition of any business or asset by an investment fund that is controlled by the Company or any of its Subsidiaries in connection with the ordinary course conduct of the investment advisory and management business of the Company or any of its Subsidiaries, or (ii) sales or dispositions in connection with the origination of mortgages by the Company or any of its Subsidiaries;

          (c) incur Indebtedness, unless such Indebtedness would (i) be permitted pursuant to the terms of the documents governing the senior and senior subordinated Indebtedness entered into by the Company and CBRE in connection with the closing of the Merger as in effect on the Closing Date of the Merger (including any refinancing or replacement of such Indebtedness in an equal or lesser aggregate principal amount) or (ii) immediately following such incurrence the ratio of (x) the consolidated Indebtedness of the Company and its subsidiaries determined in accordance with United States generally accepted accounting principles applied in a manner consistent with the Company's consolidated financial statements to (y) the Twelve-Month Normalized EBITDA, does not exceed 4.5:1; or

          (d) issue capital stock of the Company (or options, warrants or other securities to acquire capital stock of the Company) to employees, directors or consultants of the Company or any of its Subsidiaries if such issuances, in the aggregate, exceed 5% of the total amount of outstanding capital stock of the Company immediately after the Closing on a fully diluted basis (i.e., assuming the exercise, exchange or conversion of all Equity Securities that are exercisable, exchangeable or convertible into Common Stock), other than (i) issuances to employees, directors or consultants of the Company and its Subsidiaries of up to 25% of the capital stock of the Company on a fully-diluted basis within six (6) months of the closing of the Merger and (ii) issuances in amounts equal to the capital stock of the Company repurchased by the Company from, or the options, warrants or other securities to acquire capital stock cancelled by the Company or its Subsidiaries or terminated or expired without prior exercise with respect to, Persons who, at the time of such repurchase, cancellation, termination or expiration, were current or former employees, directors or consultants of the Company or its Subsidiaries.

   4.8.   BOARD OF DIRECTORS OF CBRE.
          --------------------------

          Prior to an Initial Public Offering, the Company agrees to cause the Board of Directors of CBRE (the "CBRE Board") to be comprised of the same individuals as comprise the Board pursuant to Section 4.1 of this Agreement.

V  OTHER AGREEMENTS

   5.1.   FINANCIAL INFORMATION.
          ---------------------

          (a) Within 90 days after the end of each fiscal year of the Company, the Company will furnish each Securityholder who is a Material Securityholder a consolidated balance sheet of the Company, as at the end of such fiscal year, and a consolidated statement of income and a consolidated statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Board.

          (b) The Company will furnish each Securityholder who is a Material Securityholder within 45 days after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, a consolidated balance sheet of the Company as of the end of each such quarterly period, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

          (c) The Company will furnish each Securityholder who is a Material Securityholder any monthly financial statements of the Company that are provided to the Board no later than five (5) days after the day upon which first furnished to the Board.

   5.2.   INSPECTION RIGHTS.
          -----------------

          Each Securityholder who is a Material Securityholder shall have the right to visit and inspect any of the books, records and properties of the Company or any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its Subsidiaries with its officers and independent aviators, and to review such information as is reasonably requested, all at such reasonable times and as often as may be reasonably requested.

   5.3.   CONFIDENTIALITY OF RECORDS.
          --------------------------

          Each Securityholder agrees to use, and to use all reasonable efforts to insure that its authorized representatives use, the same degree of care as such Securityholder uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain); PROVIDED, HOWEVER, that any Securityholder may disclose such confidential or proprietary information without the prior written consent of the other parties hereto (i) to any

"Related Party" (as defined below) for the purpose of evaluating an investment in the Company so long as such Related Party is advised of the confidentiality provisions of this Section 5.3 and agrees to comply with such provisions, (ii) if such information is publicly available or (iii) if disclosure is requested or compelled by legal proceedings, subpoena, civil investigative demands or similar proceedings, (iv) if such information was obtained by such Securityholder either independently without breaching this Section 5.3, or from a party not known to such Securityholder to be subject to a confidentiality agreement or (v) to any proposed transferee of Restricted Securities from a Securityholder for the purpose of evaluating an investment in the Company so long as such proposed transferee either executes and delivers to the Company a confidentiality agreement with terms no less favorable to the Company than those set forth in this Section 5.3 or is advised of the confidentiality provisions of this Section
5.3 and agrees in a signed writing delivered to the Company to comply with such provisions. Any Securityholder who provides proprietary or confidential information to a Related Party shall be liable for any breach by such Related Party of the confidentiality provisions of this Section 5.3. For purposes of this Section 5.3, "Related Party" shall mean, with respect to any Securityholder, (A) any partner, member, director, officer or employee of such Securityholder or (B) any Affiliate of such Securityholder.

   5.4.   INDEMNIFICATION.
          ---------------

          (a) The Company shall indemnify and hold harmless (x) each Securityholder and each of their respective Affiliates and any controlling Person of any of the foregoing, (y) each of the foregoing's respective directors, officers, employees and agents and (z) each of the heirs, executors, successors and assigns of any of the foregoing from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities including, without limiting the generality of the foregoing, liabilities for all reasonable attorneys' fees and expenses (including attorney and expert fees and expenses incurred to enforce the terms of this Agreement) (collectively, "Losses and Expenses"), but excluding in each case any special or consequential damages except to the extent part of any governmental or other third party claims against the indemnified party, suffered or incurred by any such indemnified Person or entity to the extent arising from, relating to or otherwise in respect of, any governmental or other third party claim against such indemnified Person that arises from, relates to or is otherwise in respect of (i) the business, operations, liabilities or obligations of the Company or its Subsidiaries or
(ii) the ownership by such Securityholder or any of their respective Affiliates of any equity securities of the Company (except to the extent such Losses and Expenses (x) arise from any claim that such indemnified Person's investment decision relating to the purchase or sale of such securities violated a duty or other obligation of the indemnified Person to the claimant or (y) are finally determined in a judicial action by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Securityholder or its Affiliates) including, without limitation, any Losses and Expenses arising from or under any federal, state or other securities law. The indemnification provided by the Company pursuant to this Section 5.4 is separate from and in addition to any other indemnification by the Company to which the indemnified Person may be entitled, including, without limitation, pursuant to the Certificate of Incorporation, the Bylaws, any indemnification agreements with the Company and Section 3.9 hereto.

          (b) With respect to third-party claims, all claims for indemnification by an indemnified Person (an "Indemnified Party") hereunder shall be asserted and resolved as set forth in this Section 5.4. In the event that any written claim or demand for which the Company would be liable to any Indemnified Party hereunder is asserted against or sought to be collected from any Indemnified Party by a third party, such Indemnified Party shall promptly notify the Company in writing of such claim or demand (the "Claim Notice"), provided that the failure to promptly provide a Claim Notice will not affect an Indemnified Party's right to indemnification except to the extent such failure materially prejudices the Company. The Company shall have twenty (20) days from the date of receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not the Company disputes the liability of the Company to the Indemnified Party hereunder with respect to such claim or demand and (ii) whether or not it desires to defend the Indemnified Party against such claim or demand. All costs and expenses incurred by the Company in defending such claim or demand shall be a liability of, and shall be paid by, the Company. Except as hereinafter provided, in the event that the Company notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand, the Company shall have the right to defend the Indemnified Party by appropriate proceedings and shall have the sole power to direct and control such defense; provided, however, that (1) if the Indemnified Party reasonably determines that there may be a conflict between the positions of the Company and of the Indemnified Party in conducting the defense of such claim or that there may be legal defenses available to such Indemnified Party different from or in addition to those available to the Company, then counsel for the Indemnified Party shall be entitled to conduct the defense at the expense of the Company to the extent reasonably determined by such counsel to be necessary to protect the interests of the Indemnified Party and (2) in any event, the Indemnified Party shall be entitled at its cost and expense to have counsel chosen by such Indemnified Party participate in, but not conduct, the defense. The Indemnified Party shall not settle a claim or demand without the consent of the Company. The Company shall not, without the prior written consent of the Indemnified Party, settle, compromise or offer to settle or compromise any such claim or demand on a basis which would result in the imposition of a consent order, injunction or decree which would restrict the future activity or conduct of the Indemnified Party or any Subsidiary or Affiliate thereof or if such settlement or compromise does not include an unconditional release of the Indemnified Party for any liability arising out of such claim or demand. If the Company elects not to defend the Indemnified Party against such claim or demand, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the amount of any such claim or demand or, if the same be contested by the Indemnified Party, that portion thereof as to which such defense is unsuccessful (and the reasonable costs and expenses pertaining to such defense) shall be the liability of the Company hereunder. The Indemnified Party and Company shall each render to each other such assistance as may reasonably be requested in order to insure the proper and adequate defense of any such claim or proceeding.

          (c) If the indemnification provided for in this Section 5.4 is unavailable or insufficient to hold harmless an Indemnified Party under this
Section 5.4, then the Company, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of the Losses and Expenses referred to in this Section 5.4: (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Indemnified Party from the matter giving rise to indemnification hereunder or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company and the Indemnified Party in connection with the matter that resulted in such Losses and Expenses, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the matter giving rise to such Losses and Expenses.

          (d) The parties agree that it would not be just and equitable if contributions pursuant to Section 5.4(c) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of Section 5.4(c). The amount paid by any indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of Section 5.4(c) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigation, preparing to defend or defending against any claim which is the subject of Section 5.4.

          (e) As long as it is reasonably attainable at a reasonable price, the Company will maintain directors' and officers' insurance in an amount to be determined in good faith by the Company's board of directors to be consistent with insurance provided to officers and directors of comparable companies.

VI  MISCELLANEOUS

    6.1.  ADDITIONAL SECURITIES SUBJECT TO AGREEMENT.
          ------------------------------------------

          (a) Subject to the following sentence, each Securityholder agrees that any other equity securities of the Company which they hereafter acquire by means of a stock split, stock dividend, distribution, exercise or conversion of securities or otherwise will be subject to the provisions of this Agreement to the same extent as if held on the date hereof. Notwithstanding anything to the contrary stated herein, this Agreement (other than Article IV, it being understood that Wirta and White will vote all such equity securities in accordance with Article IV even if they are not otherwise subject to this Agreement) shall not apply to any shares of Common Stock or any options to acquire Common Stock granted to, or purchased by, Wirta or White, which are subject to the terms of a subscription agreement with the Company (the "Management Securities"), and any references to Common Stock or Equity Securities held or beneficially owned by Wirta or White shall not include any Management Securities other than for purposes of Article IV hereof.

   6.2.   TERM.
          ----

          This Agreement will be effective from and after the date hereof and will terminate with respect to the provisions referred to below as follows: (i) with respect to Sections 4.1, 4.3, 4.4, 4.5, 4.6, 4.7, 5.1 and 5.2, upon completion of an IPO; (ii) with respect to Sections 2.1(b), 2.2, 2.3, 2.4, 2.5 and 2.6, upon the expiration of the Restricted Period; (iii) with respect to
Article III (other than Sections 3.9 and 3.14) at such time as set forth in
Section 3.7; (iv) with respect to Sections 3.9 and 5.4, upon the expiration of the applicable statutes of limitations; and (iv) with respect to all Sections (other than Sections 3.9, 3.14 and 5.4), upon (A) the sale of all or substantially all of the equity interests in the Company to a Third Party whether by merger, consolidation or securities or otherwise, or (B) approval in writing by BLUM, the FS Parties and the holders of a majority of the shares of Common Stock owned by the following Persons voting as a group: the Management Parties, the Note Investor Parties and the Other Non-Management Parties.

   6.3.   NOTICES.
          -------

          All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the addresses set forth below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.3):

          (a) If to the Company or to CBRE:

              CB Richard Ellis Services, Inc.
              200 North Sepulveda Blvd.
              El Segundo, CA  90245-4380
              Attn:  Walter Stafford, General Counsel
              Fax:   (415) 733-5555

              with a copy to (which copy shall not be deemed notice pursuant to this Section 6.3):

              Simpson Thacher & Bartlett
              3330 Hillview Avenue
              Palo Alto, CA  94304
              Attn:  Richard Capelouto
              Fax:  (650) 251-5002

          (b) If to BLUM or any of its Affiliates:

               c/o BLUM Capital Partners, L.P.
               909 Montgomery Street, Suite 400
               San Francisco, CA  94133
               Attn:  Murray A. Indick, General Counsel
               Fax:   (415) 434-3130

               with a copy to (which copy shall not be deemed notice pursuant to this Section 6.3):

               Simpson Thacher & Bartlett
               3330 Hillview Avenue
               Palo Alto, CA  94304
               Attn:  Richard Capelouto
               Fax:   (650) 251-5002

          (c) If to any of the FS Parties or any of their Affiliates:

              c/o Freeman Spogli & Co., Inc.
              11100 Santa Monica Blvd., Suite 1900
              Santa Monica, CA  90025
              Attn:  J. Frederick Simmons
              Fax:   (310) 444-1870

              with a copy to (which copy shall not be deemed notice pursuant to this Section 6.3):

              Riordan & McKinzie
              California Plaza
              29th Floor, 300 South Grand Ave.
              Los Angeles, CA  90071
              Attn:  Roger H. Lustberg
              Fax:   (213) 229-8550

          (d) If to any of the Management Parties or Koll, to the address set forth below their name on the signature pages to this Agreement, with a copy to (which copy shall not be deemed notice pursuant to this Section 6.3):

              O'Melveny & Myers LLP
              610 Newport Center Drive, 17th Floor
              Newport Beach, CA  92660-6429
              Attn:  Gary J. Singer
              Fax:   (949) 823-6994

          (e) If to Malek:

              c/o Thayer Capital Partners
              1455 Pennsylvania Avenue, N.W., Suite 350
              Washington, D.C. 20004
              Fax:  (202) 371-0391

              with a copy to (which copy shall not be deemed notice pursuant to this Section 6.3):

              Kirkland & Ellis
              655 Fifteenth Street, N.W.
              Suite 1200
              Washington, D.C. 20005
              Attn:  Terrance Bessey
              Fax:  (202) 879-5200

          (f) If to any of the Note Investor Parties:

               DLJ Investment Funding, Inc.
               277 Park Avenue
               New York, New York 10172
               Attn:  Joseph Ehrlich
               Fax:   (212) 892-0064

               with a copy to (which copy shall not be deemed notice pursuant to this Section 6.3):

               Cahill Gordon & Reindel
               80 Pine Street
               New York, NY 10005-1702
               Attn:  John J. Schuster
               Fax:  (212) 269-5420

          (g) If to CalPERS:

              CalPERS
              Lincoln Plaza
              400 P Street, Rm. 3492
              Sacramento, CA 95814
              Attn:  Rick Hayes
                     Leon Shahinian
                     Marte Castanos
              Fax:   (916) 326-3344

              With a copy to:

              Pacific Corporate Group
              1200 Prospect Street
              La Jolla, CA 92037
              Attn:  Walter Fitzsimmons
              Fax:   (858) 456-6018

   6.4.   FURTHER ASSURANCES.
          ------------------

          The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things as may be necessary in order to give full effect to this Agreement and every provision hereof.

   6.5.   NON-ASSIGNABILITY.
          -----------------

          This Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by any party hereto without the express prior written consent of the other parties, and any attempted assignment, without such consents, will be null and void; PROVIDED, HOWEVER, that with respect to any Person who acquires any Restricted Securities from any Securityholder in compliance with the terms hereunder: (a) such Securityholder making such Transfer shall, prior to such Transfer, furnish to the Company written notice of the name and address of such transferee, and (b)(i) in the case of any Transfer from BLUM or Blum Strategic, (A) if such Person acquires a majority of the Common Stock beneficially owned by BLUM or Blum Strategic respectively, BLUM or Blum Strategic, as the case may be, shall have the right to assign to such Person all of the rights and obligations of BLUM or Blum Strategic, as the case may be, hereunder, (B) if such Person acquires less than a majority of the Common Stock beneficially owned by BLUM or Blum Strategic, such Person shall assume and be entitled to all of the rights and obligations of a BLUM Holder under Article III hereof, and (C) in any case, such Person shall execute and deliver to the Company an Assumption Agreement and assume and be entitled to all of the rights and obligations of a Holder hereunder, (ii) in the case of an assignment by BLUM of its rights pursuant to Section 2.2 hereto, such assignee or assignees shall assume and be entitled to all of the rights and obligations of a BLUM Holder under Article III hereof and shall execute and deliver to the Company an Assumption Agreement and assume and be entitled to all of the rights and obligations of a Holder hereunder, (iii) in the case of any Transfer from any of the FS Parties, (A) such Person shall assume all of the rights and obligations of an FS Party hereunder and shall execute and deliver to the Company an Assumption Agreement, and (B) in addition, if such Person acquires a majority of the Common Stock beneficially owned by the FS Entities at the time of such transfer and following such acquisition such Person beneficially owns at least 10% of the outstanding Common Stock, the FS Entities shall have the right to assign to such Person all of the rights and obligations of the FS Entities under Section IV of this Agreement, (iv) in the case of any Transfer from a Note Investor Party, such Person shall assume and be entitled to all of the rights and obligations of a Note Investor Party hereunder and execute and deliver to the Company an Assumption Agreement, (v) in the case of any Transfer from an Other Non-Management Party, such Person shall assume and be entitled to all of the rights and obligations of an Other Non-Management Party hereunder and execute and deliver to the Company an Assumption Agreement, and
(vi) in the case of any Transfer from a Management Party, such Person shall assume and be entitled to all of the rights and obligations of a Management Party hereunder and execute and deliver to the Company an Assumption Agreement.

   6.6.   AMENDMENT; WAIVER.
          -----------------

          This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by (a) the Company, (b) BLUM, so long as BLUM and its Affiliates own in the aggregate more Common Stock than the aggregate amount of Common Stock owned by any other Person and its Affiliates, and (c) the holders of a majority of the Restricted Securities held by the Securityholders; PROVIDED, HOWEVER that no such amendment, supplement or modification shall adversely affect (i) the FS Parties relative to either BLUM fund without the prior written consent of the holders of a majority of the Restricted Securities held by the FS Parties at such time, (ii) the Note Investor Parties relative to either BLUM Fund without the prior written consent of the holders of a majority of the shares of the Restricted Securities held by the Note Investor Parties at such time, (iii) the Other Non-Management Parties relative to either BLUM Fund without the prior written consent of the holders of a majority of the shares of Common Stock held by the Other Non-Management Parties at such time, and (iv) the

Management Parties relative to either BLUM Fund without the prior written consent of the holders of a majority of the shares of Common Stock held by the Management Parties at such time; PROVIDED, FURTHER that no such amendment, supplement or modification shall amend or modify in a manner adverse to Note Investors the agreements herein to which the Class B Securityholders are subject with respect to the voting of shares of voting capital stock without the prior written consent of the holders of a majority of the Restricted Securities held by the Note Investor Parties at such time. No waiver by any party of any of the provisions hereof will be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach.

   6.7.   THIRD PARTIES.
          -------------

          This Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto nor create or establish any third party beneficiary hereto.

   6.8.   GOVERNING LAW.
          -------------

          This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, applicable to contracts executed and to be performed entirely within that state.

   6.9.   SPECIFIC PERFORMANCE.
          --------------------

          Without limiting or waiving in any respect any rights or remedies of the parties hereto under this Agreement now or hereinafter existing at law or in equity or by statute, each of the parties hereto will be entitled to seek specific performance of the obligations to be performed by the other in accordance with the provisions of this Agreement.

   6.10.  ENTIRE AGREEMENT.
          ----------------

          This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof.

   6.11.  TITLES AND HEADINGS.
          -------------------

          The section headings contained in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement.

   6.12.  SEVERABILITY.
          ------------

          If any provision of this Agreement is declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement will not be affected and will remain in full force and effect.

   6.13.  COUNTERPARTS.
          ------------

          This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same instrument.

   6.14.  OWNERSHIP OF SHARES.
          -------------------

          Whenever a provision of this Agreement refers to shares of Common Stock owned by a Securityholder or owned by a Securityholder and its Affiliates, such provision shall be deemed to refer to those shares owned of record by such Securityholder or such Securityholder and its Affiliates, as applicable, and shall not be deemed to include other Restricted Securities that such Securityholder (or such Securityholder and its Affiliates, if applicable) may be deemed to beneficially own due to the provisions of this Agreement and/or any other agreements, arrangements or understandings among the parties hereto relating to the voting or Transfer of Restricted Securities.

   6.15.  BLUM AFFILIATES.
          ---------------

          BLUM and Blum Strategic hereby acknowledge that they are Affiliates of each other for purposes of this Agreement.

          IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

                          CBRE HOLDING, INC.


                          By:
                                 ------------------------------------
                                 Name:
                                 Title:


                          CB RICHARD ELLIS SERVICES, INC.


                          By:
                                 ------------------------------------
                                 Name:
                                 Title:


                          RCBA STRATEGIC PARTNERS, L.P.

                          By:    RCBA GP, L.L.C., its general partner


                          By:
                                 ------------------------------------
                                 Name:
                                 Title:


                          BLUM STRATEGIC PARTNERS II, L.P.

                          By:    Blum Strategic GP II, L.L.C., its general
                                 partner


                          By:
                                 ------------------------------------
                                 Name:
                                 Title:


                          DLJ INVESTMENT FUNDING, INC.


                          By:
                                 ------------------------------------
                                 Name:
                                 Title:

                           FS EQUITY PARTNERS III, L.P.

                           By:    FS Capital Partners, L.P., its general
                                  partner

                                  By:    FS Holdings, Inc., its general
                                         partner


                           By:
                                  ------------------------------------
                                  Name:
                                  Title:


                           FS EQUITY PARTNERS INTERNATIONAL, L.P.

                           By:    FS&Co. International, L.P., its general
                                  partner

                                  By:  FS International Holdings Limited,
                                       its general partner


                           By:
                                  ------------------------------------
                                  Name:
                                  Title:

                           THE KOLL HOLDING COMPANY


                           ________________________________________
                           By:

                           ________________________________________
                           Frederic V. Malek


                           MANAGEMENT INVESTORS:


                           ________________________________________
                           Raymond E. Wirta


                           ________________________________________
                           W. Brett White

                           CALIFORNIA PUBLIC EMPLOYEES' RETIREMENT SYSTEM


                           ________________________________________
                           By:

                           OTHER NOTE INVESTORS:

                           CREDIT SUISSE FIRST BOSTON CORPORATION


                           By:
                                  ------------------------------------
                                  Name:
                                  Title:

                                CONSENT OF SPOUSE

          In consideration of the execution of the foregoing Securityholders' Agreement among CBRE Holding, Inc., CB Richard Ellis Services, Inc., RCBA Strategic Partners, L.P., Blum Strategic Partner, L.P., FS Equity Partners III, L.P., FS Equity Partners International, L.P., DLJ Investment Funding, Inc., Credit Suisse First Boston Corporation, The Koll Holding Company, CalPERS, Frederic V. Malek and the Management Investors named therein, I, Kathi Koll, the spouse of Donald M. Koll, do hereby join with my spouse in executing the foregoing Securityholders' Agreement and do hereby agree to be bound by all of the terms and provisions thereof.

Dated as of July 20, 2001
                                          ------------------------------------
                                                      Kathi Koll

                                CONSENT OF SPOUSE

          In consideration of the execution of the foregoing Securityholders' Agreement among CBRE Holding, Inc., CB Richard Ellis Services, Inc., RCBA Strategic Partners, L.P., Blum Strategic Partners, L.P., FS Equity Partners III, L.P., FS Equity Partners International, L.P., DLJ Investment Funding, Inc., Credit Suisse First Boston Corporation, The Koll Holding Company, CalPERS, Frederic V. Malek and the Management Investors named therein, I, Marlene Malek, the spouse of Frederic V. Malek, do hereby join with my spouse in executing the foregoing Securityholders' Agreement and do hereby agree to be bound by all of the terms and provisions thereof.

Dated as of July 20, 2001
                                        ------------------------------------
                                                    Marlene Malek

                                CONSENT OF SPOUSE

          In consideration of the execution of the foregoing Securityholders' Agreement among CBRE Holding, Inc., CB Richard Ellis Services, Inc., RCBA Strategic Partners, L.P., Blum Strategic Partners, L.P., FS Equity Partners III, L.P., FS Equity Partners International, L.P., DLJ Investment Funding, Inc., Credit Suisse First Boston Corporation, The Koll Holding Company, CalPERS, Frederic V. Malek and the Management Investors named therein, I, Sandra Wirta, the spouse of Raymond E. Wirta, do hereby join with my spouse in executing the foregoing Securityholders' Agreement and do hereby agree to be bound by all of the terms and provisions thereof.

Dated as of July 20, 2001
                                          ------------------------------------
                                                       Sandra Wirta

                                CONSENT OF SPOUSE

          In consideration of the execution of the foregoing Securityholders' Agreement among CBRE Holding, Inc., CB Richard Ellis Services, Inc., RCBA Strategic Partners, L.P., Blum Strategic Partners, L.P., FS Equity Partners III, L.P., FS Equity Partners International, L.P., DLJ Investment Funding, Inc., Credit Suisse First Boston Corporation, The Koll Holding Company, CalPERS, Frederic V. Malek and the Management Investors named therein, I, Danielle White, the spouse of W. Brett White, do hereby join with my spouse in executing the foregoing Securityholders' Agreement and do hereby agree to be bound by all of the terms and provisions thereof.

Dated as of July 20, 2001
                                         ------------------------------------
                                                      Danielle White

                                                                      EXHIBIT A


                          FORM OF ASSUMPTION AGREEMENT

                                               [DATE]

To the Parties to the Securityholders' Agreement dated as of July 20, 2001

Dear Sirs or Madams:

          Reference is made to the Securityholders' Agreement, dated as of July 20, 2001 (the "Securityholders' Agreement"), among CBRE Holding, Inc., CB Richard Ellis Services, Inc., RCBA Strategic Partners, L.P., Blum Strategic Partners, L.P., FS Equity Partners III, L.P., FS Equity Partners International, DLJ Investment Funding, Inc., The Koll Holding Company, CalPERS, Frederic V. Malek, and the individuals identified on the signature pages thereto as "Other Note Purchasers" and "Management Investors."

          In consideration of the representations, covenants and agreements contained in the Securityholders' Agreement, the undersigned hereby confirms and agrees that it shall be bound by all or certain of the provisions thereof in the manner set forth in Section 6.5 thereto.

          This Assumption Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, applicable to contracts executed and to be performed entirely within that state.

                                            Very truly yours,



                                            [Transferee]

                                CONSENT OF SPOUSE

          In consideration of the execution of the foregoing Assumption Agreement with respect to the Securityholders' Agreement among CBRE Holding, Inc., CB Richard Ellis Services, Inc., RCBA Strategic Partners, L.P., Blum Strategic Partners, L.P., FS Equity Partners III, L.P., FS Equity Partners International, L.P., DLJ Investment Funding, Inc., [Other Note Purchasers], The Koll Holding Company, CalPERS, Frederic V. Malek and the Management Investors named therein,

          I, _______________________, the spouse of [Transferee], do hereby join with my spouse in executing the foregoing Assumption Agreement and do hereby agree to be bound by all of the terms and provisions thereof.

Dated as of ______________ ____, 20__
                                           ------------------------------------
                                           [Spouse]